Exhibit 99.58

Project Legacy	September 2012

Fairness Analysis

The information contained herein is of a confidential nature and is intended for the exclusive use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Duff & Phelps, LLC.

Duff & Phelps Disclaimer

•	The following pages contain material that was provided by Duff & Phelps, LLC (“Duff & Phelps”) to the Company (as herein defined) to consider the Proposed Transaction, as herein defined.

•	The accompanying material was compiled on a confidential basis for the sole use of the Company and not with a view toward public disclosure.

•

The information utilized in preparing this document was obtained from the Company and public sources. Any estimates and projections contained herein involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Duff & Phelps did not attempt to independently verify such information.

•

Because this material was prepared for use in the context of an oral presentation to the Company, which is familiar with the business and affairs of Malkin, Duff & Phelps does not take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Company.

•	These materials are not intended to represent an opinion but rather to serve as discussion materials for the Company to review and as a basis upon which Duff & Phelps may render opinions.

•

Our analysis did not take into account (i) any potential incremental value attributable to the portfolio of assets taken as a whole after giving effect to the Proposed Transaction; and (ii) the effects of variations in aggregate values attributed to the portfolio assets after giving effect to the Proposed Transaction on relative values of such portfolio assets.

•	This analysis should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice.

•	Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

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Table of Contents

1.	Introduction and Background

2.	Valuation Analysis of the Properties

•	112-122 West 34th Street	•	383 Main Ave

•	1333 Broadway	•	100, 200 & 300 First Stamford Place

•	1350 Broadway	•	10 Union Square

•	1400 Broadway	•	Metro Center

•	501 Seventh Avenue	•	103-107 Main Street

•	1359 Broadway	•	69-97 Main Street

•	One Grand Central Place	•	77 West 55th Street

•	Empire State Building	•	170 East 8th Street

•	250 West 57th Street	•	B.B.S.F., L.L.C.

•	10 Bank Street

•	500 Mamaroneck Ave

3.	Valuation Analysis of Malkin Holdings LLC

4.	Valuation Analysis of Malkin Construction Corp.

5.	Valuation Analysis of Malkin Properties

Appendix

1.	Assumptions, Qualifications and Limiting Conditions

2.	Property Value Allocation Waterfalls

3.	Detailed Exchange Value Summary

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1.	Introduction and Background

Introduction and Background

The Engagement

•

Malkin Holdings LLC (the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as independent financial advisor to the Company and on its behalf to each of the Partnerships (as herein defined) and to provide an opinion (the “Opinion”) to the Company, its officers, managers and members and each of the Partnerships as of the date hereof as to the fairness, from a financial point of view, to each of the Partnerships and the holders of membership interests or partnership interests, holders of participation and subparticipation interests in the membership interests held by the agents, and partners, members and shareholders of entities which directly or indirectly hold interests in the Partnerships (the “Investors”), of the allocation of Consideration (as herein defined) (i) among the Partnerships, Malkin Properties, L.L.C., Malkin Properties of New York, L.L.C., Malkin Properties of Connecticut, Inc. and Malkin Construction Corp. (collectively, the “Management Companies”) and the Company, and (ii) to the Investors in the contemplated transaction described below (the “Proposed Transaction”) (without giving effect to any impact of the Proposed Transaction on any particular Investor other than in its capacity as an Investor in the Partnerships).

The Proposed Transaction

•

The Proposed Transaction involves the consolidation of certain office and retail properties in Manhattan and the New York City metropolitan area owned by the Partnerships (the “Properties”) into the operating partnership whose general partner is Empire State Realty Trust, Inc., (the “REIT”) conditioned, among other things, upon the closing of the initial public offering (the “IPO”) of the REIT’s Class A common stock. After the series of transactions in which the assets of the Partnerships will be consolidated into the REIT, the REIT will own, through direct and indirect subsidiaries, the assets of the Partnerships, and the assets of the Company and the Management Companies that provide asset management and property management, leasing services, and construction services to the Partnerships and certain other parties.

•

The REIT will issue to each of the participants in certain of the Partnerships (other than certain affiliates of the Company) which are public reporting entities (the “Public LLCs”) either, at each participant’s option, a specified number of limited partnership interests in the operating partnership, or, at each participant’s option, shares of Class A common stock that the REIT expects to be listed on the New York Stock Exchange, or, to a limited extent, Class B common stock (the “Public LLC Consideration”). The REIT will issue to each of the participants in certain of the Partnerships which are private entities, affiliates of the Company which are participants in the Public LLCs and owners of the Company (the “Private Entities” and together with the Public LLCs, the “Partnerships”) and the equity holders of the Management Companies, a specified number of limited partnership interests in the operating partnership of the REIT or, at each participant’s option, cash, to the extent available, subject to a cap for charitable organizations, or shares of Class A or, to a limited extent, Class B common stock in the REIT (the “Private Entity Consideration” and together with the Public LLC Consideration, the “Consideration”).

•

We understand that the Company does not know which of the Private Entities or the Public LLCs will approve the Proposed Transaction, and assuming the receipt of all necessary approvals, whether the REIT will acquire all of the properties from the Private Entities and the Public LLCs, or the exact composition of the REIT’s properties.

•

Duff & Phelps has prepared the valuation of the Properties, the Partnerships, the Company, and the Management Companies as of June 30, 2012 (the “Valuation Date”) and assumes (i) no responsibility for changes in market conditions and (ii) no obligation to revise its analysis to reflect any such changes which occurred subsequent to June 30, 2012.

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Introduction and Background

Scope of Analysis

•	In connection with our analysis, Duff & Phelps has made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances.

•	Reviewed the following documents:

•	A draft of the consent solicitation in substantially the form intended to be sent to participants in the private entities;

•

A draft of the private consent solicitation (the “Private Solicitation” and together with the S-4, the “Solicitations”) in substantially the form intended to be provided to the participants in the Private Entities;

•

Audited financial statements, or to the extent not available, unaudited financial statements, for the Partnerships, the Company, and the Management Companies for the years ended December 31, 2010 and 2011 and unaudited financial statements for the Partnerships, the Company, and the Management Companies for the six months ended June 30, 2012, in each case, provided to us by management of the Company;

•

Historical operating and financial information including property-level financial data relating to the business, financial condition and results of operations of the Partnerships, the Properties, the Company, and the Management Companies, in each case, provided to us by management of the Company;

•

Other internal documents relating to the history, current operations, current budgets, and probable future outlook of the Partnerships, the Properties, the Company, and the Management Companies, including financial projections of the Company, and the Management Companies, in each case provided to us by management of the Company, and financial projections of the Partnerships and the Properties, which financial projections were (i) presented by Duff & Phelps based on the Information (as herein defined) provided by management of the Company and analysis performed by Duff & Phelps, and (ii) reviewed and approved by management of the Company;

•

A letter from the management of the Company which made certain representations as to historical financial statements, financial projections and the underlying assumptions for the Properties, the Partnerships, the Company, and the Management Companies, the allocation of fee simple value among certain entities which are ground lessees or operating lessees, and the equity interest allocation worksheets for the Partnerships;

•

Other documents and information related to the Properties and prepared by management of the Company, including: floor plans, re-measurement projections, stacking plans, present market rental package including market rents and concessions, rent rolls, lease abstracts, property tax cards, capital expenditure projections, stabilization estimates for the Properties, and Argus files and operating expense estimates (collectively, the “Information”);

•	Organizational and related documents of the Partnerships; and

•	The schedule setting forth the allocation of Consideration among participants within each Partnership (the “Allocation Schedule”) provided to us by management of the Company.

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Introduction and Background

Scope of Analysis (Continued)

•

Discussed the information referred to above and the background, other elements of the Proposed Transaction, conditions in property markets, conditions in the market for sales or acquisitions of properties similar to the Properties, current and projected operations and performance, financial condition, and future prospects of the Properties, the Company, and the Management Companies with the management of the Company, and professionals from Pearson Partners, Inc. and CBRE Group, Inc., both as representatives of a significant investor in certain partnerships;

•	Reviewed the historical trading price and trading volume of the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

•

With respect to the Company and the Management Companies, performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, and an analysis of selected public companies that Duff & Phelps deemed relevant;

•	With respect to the Properties and the Partnerships, conducted independent valuations using generally accepted valuation and analytical techniques that Duff & Phelps deemed relevant;

•	Performed site visits for each of the Properties, with the exception of the properties located in Westport, CT at 69-97 Main Street and 103-107 Main Street; and

•	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

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Introduction and Background

Overall Portfolio Summary

Property Summary

Property	Year Built	Net Rentable Square Feet [1]	Occupancy [2]	Year 1 NOI [3]

112-122 West 34th Street [4]	1955	780,990	96.5%	$13,610,327

1333 Broadway	1915	369,777	83.8%	9,812,857

1350 Broadway [5]	1929	403,036	81.9%	11,829,187

1400 Broadway [5]	1938	946,638	77.4%	14,836,377

501 Seventh Avenue [4]	1923	493,756	89.9%	9,017,801

1359 Broadway	1924	485,796	94.2%	12,251,089

One Grand Central Place [4]	1930	1,317,918	80.5%	26,472,751

Empire State Building [4]	1931	2,963,191	66.1%	84,630,845

250 West 57th Street [4]	1921	547,589	85.1%	13,965,847

10 Bank Street	1989	240,288	88.0%	3,457,214

500 Mamaroneck Ave	1987	310,720	90.9%	3,723,050

383 Main Ave	1985	267,054	84.4%	3,210,911

100, 200 & 300 First Stamford Place	1986	828,978	87.9%	15,409,407

10 Union Square	1987	58,005	100.0%	3,013,832

Metro Center	1987	297,918	98.7%	10,627,295

103-107 Main Street	1900	4,330	100.0%	329,955

69-97 Main Street	1922	17,103	100.0%	1,337,917

77 West 55th Street 6, [7]	1962	24,102	100.0%	3,831,590

1010 Third Avenue [7]	1962	44,662	100.0%	N/A

170 East 87th Street	1993	56,250	100.0%	2,087,148

Stamford, CT Land [8]	N/A	325,000	N/A	N/A

Notes:

[1]	Net rentable square feet based on the square footage provided by client and include certain size re-measurements for New York City office properties.
[2]	Occupancy percentage for all properties is based on rent roll occupancy as of May 1, 2012.
[3]	Year 1 Net Operating Income (“NOI”) is the period beginning July 1, 2012 and ending June 30, 2013.
[4]	Net operating income is for the property as a whole and does not reflect intra-party or third party ground lease payments.
[5]	Net operating income includes third party ground rent payments as operating expense.
[6]	NOI is inclusive of 1010 Third Avenue. Both properties are part of “East West Manhattan Retail”.
[7]	1010 Third Avenue and 77 West 55th Street have been separated in the summary. Collectively these properties are “East West Manhattan Retail”.
[8]	Size listed is gross buildable area.

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Introduction and Background

Summary Property / Company Values

•	The following table summarizes the values of the Properties on a fee simple basis and the enterprise values of the Company and the Management Companies.

Valuation Summary

Property / Company	Valuation Range			Concluded Value	Discount Rate

112-122 West 34th Street	$425,600,000	-	$470,400,000	$448,000,000	8.50%

1333 Broadway	198,550,000	-	219,450,000	209,000,000	8.50%

1350 Broadway	207,100,000	-	228,900,000	218,000,000	8.50%

1400 Broadway	369,550,000	-	408,450,000	389,000,000	8.50%

501 Seventh Avenue	169,100,000	-	186,900,000	178,000,000	8.50%

1359 Broadway	195,700,000	-	216,300,000	206,000,000	8.50%

One Grand Central Place	668,800,000	-	739,200,000	704,000,000	7.00%

Empire State Building	2,403,500,000	-	2,656,500,000	2,530,000,000	7.00%

250 West 57th Street	342,950,000	-	379,050,000	361,000,000	7.25%

10 Bank Street	47,500,000	-	52,500,000	50,000,000	8.75%

500 Mamaroneck Ave	49,400,000	-	54,600,000	52,000,000	9.00%

383 Main Ave	35,150,000	-	38,850,000	37,000,000	9.00%

100, 200 & 300 First Stamford Place	252,700,000	-	279,300,000	266,000,000	8.50%

10 Union Square	99,750,000	-	110,250,000	105,000,000	6.75%

Metro Center	149,150,000	-	164,850,000	157,000,000	8.25%

103-107 Main Street	6,650,000	-	7,350,000	7,000,000	7.25%

69-97 Main Street	29,450,000	-	32,550,000	31,000,000	7.25%

77 West 55th Street	80,750,000	-	89,250,000	85,000,000	6.75%

170 East 8th Street	38,950,000	-	43,050,000	41,000,000	6.75%

B.B.S.F., L.L.C.	13,870,000	-	15,330,000	14,600,000	6.75%

Malkin Holdings, LLC (Ex Overrides)	4,000,000	-	4,750,000	4,250,000

Malkin Properties	5,150,000	-	5,850,000	5,500,000

Malkin Construction Corp.	4,688,000	-	5,400,000	5,025,000

Total Value	$5,798,008,000	-	$6,409,030,000	$6,103,375,000

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Introduction and Background

Summary of Partnership Exchange Values

•	The following table indicates the exchange value, which is the value to be allocated to Investors and override holders in each of the Partnerships.

Exchange Value Summary

Property / Company	Entity	Exchange Value Range			Concluded Exchange Value	As % of Total REIT

112-122 West 34th Street	112 West 34th Street Company L.L.C.	$152,480,245	-	$174,880,245	$163,680,245	3.4%
	112 West 34th Street Associates L.L.C.	158,800,077	-	181,200,077	170,000,077	3.5%

		311,280,322	-	356,080,322	333,680,322	7.0%

1333 Broadway	1333 Broadway Associates L.L.C.	145,885,546	-	166,785,546	156,335,546	3.3%

1350 Broadway	1350 Broadway Associates L.L.C.	124,945,247	-	146,745,247	135,845,247	2.8%

1400 Broadway	1400 Broadway Associates L.L.C.	259,328,379	-	298,228,379	278,778,379	5.8%

501 Seventh Avenue	Seventh & 37th Building Associates L.L.C.	61,758,949	-	70,658,949	66,208,949	1.4%
	501 Seventh Avenue Associates L.L.C.	58,286,281	-	67,186,281	62,736,281	1.3%

		120,045,230	-	137,845,230	128,945,230	2.7%

1359 Broadway	Marlboro Building Associates L.L.C.	147,933,045	-	168,533,045	158,233,045	3.3%

One Grand Central Place	60 East 42nd St. Associates L.L.C.	295,469,533	-	330,669,533	313,069,533	6.5%
	Lincoln Building Associates L.L.C.	278,387,317	-	313,587,317	295,987,317	6.2%

		573,856,850	-	644,256,850	609,056,850	12.7%

Empire State Building	Empire State Building Co L.L.C.	1,098,886,482	-	1,225,386,482	1,162,136,482	24.2%
	Empire State Building Associates L.L.C.	1,120,362,549	-	1,246,862,549	1,183,612,549	24.7%

		2,219,249,030	-	2,472,249,030	2,345,749,030	48.9%

250 West 57th Street	250 West 57th Street Associates L.L.C.	154,039,607	-	172,089,607	163,064,607	3.4%
	Fisk Building Associates L.L.C.	142,123,797	-	160,173,797	151,148,797	3.2%

		296,163,405	-	332,263,405	314,213,405	6.6%

10 Bank Street	1185 Bank L.L.C.	13,080,253	-	18,080,253	15,580,253	0.3%

500 Mamaroneck Ave	Malkin 500 Mamaroneck Avenue L.P.	12,023,878	-	17,223,878	14,623,878	0.3%

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Introduction and Background

Summary of Partnership Exchange Values (continued)

Exchange Value Summary

Property / Company	Entity	Exchange Value Range			Concluded Exchange Value	As % of Total REIT

383 Main Ave	Fairfield Merritview SPE L.L.C.	$3,861,887	-	$7,561,887	$5,711,887	0.1%

100, 200 & 300 First Stamford Place	First Stamford Place SPE L.L.C.	2,378,999	-	12,391,239	7,385,119	0.2%
	Fairfax First Stamford SPE L.L.C.	2,190,822	-	10,484,702	6,337,762	0.1%
	Merrifield First Stamford SPE L.L.C.	2,190,822	-	10,484,702	6,337,762	0.1%

		6,760,644	-	33,360,644	20,060,644	0.4%

10 Union Square	New York Union Square Retail L.P.	78,129,307	-	88,629,307	83,379,307	1.7%

Metro Center	One Station Place, Limited Partnership	50,052,962	-	65,752,962	57,902,962	1.2%

103-107 Main Street	Westport Main Street Retail L.L.C.	6,575,553	-	7,275,553	6,925,553	0.1%

69-97 Main Street	Malkin Co-Investor Capital L.P.	20,007,416	-	23,107,416	21,557,416	0.4%

77 West 55th Street	Malkin East West Retail Portfolio L.P.	51,761,882	-	60,261,882	56,011,882	1.2%

170 East 8th Street	1185 Gotham L.L.C.	19,224,902	-	23,324,902	21,274,902	0.4%

B.B.S.F., L.L.C.		13,870,000	-	15,330,000	14,600,000	0.3%

Malkin Holdings, LLC (Ex Overrides)		5,527,000	-	6,277,000	5,777,000	0.1%

Malkin Properties		5,150,000	-	5,850,000	5,500,000	0.1%

Malkin Construction Corp.		4,688,000	-	5,400,000	5,025,000	0.1%

Total Exchange Value		$4,489,400,738	-	$5,100,422,738	$4,794,767,738	100.0%

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2.	Valuation Analysis

Valuation Analysis

Methodology

•	Duff & Phelps valuation and fairness analysis comprised the following steps:

•	Determine the value of each of the Properties using generally accepted valuation methodologies as described herein.

•	Allocate such values to each of the Partnerships that have an interest (fee-simple, leased fee, leasehold) related the Properties to determine the exchange value of such Partnerships.

•

Allocate the Partnership exchange values to the Investors and override holders of each Partnership based on the equity allocation waterfalls provided by management of the Company to determine the exchange value of each Investor or override holder’s interest.

•

Based on the Investor exchange values, the Company determined the allocation of Class A common stock, Class B common stock, operating partnership units or cash consideration among the Partnerships, the Company, and the Management Companies, as well as to the Investors. Duff & Phelps then considered these allocations in its fairness analysis.

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Valuation Analysis

Property Valuation Methodologies

•

Duff & Phelps considered the use of the Cost Approach, Sales Comparison Approach, and Income Approach, as defined herein, to value the Properties, but relied exclusively on the Income Approach except for the use of the Sales Comparison Approach for the valuation of the Stamford, CT land, along with the excess land at 500 Mamaroneck Avenue. Each approach assumes valuation of the property at the property’s highest and best use. From the indications of these analyses, Duff & Phelps rendered an opinion of value based upon expert judgment within the context of the appraisal process.

Income Approach

•

The income capitalization approach (“Income Approach”) simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its lifetime. The NOI developed in our analysis is the balance of potential income remaining after vacancy and collection loss, and operating expenses. This net income is then capitalized at an appropriate rate to derive an estimate of value or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis. Thus, two key steps are involved: (1) estimating the net income applicable to the subject and (2) choosing appropriate capitalization rates and discount rates.

•

The discounted cash flow (“DCF”) analysis focuses on the operating cash flows expected from the property and the anticipated proceeds of a hypothetical sale at the end of an assumed holding period. These amounts are then discounted to their present value. The discounted present values of the income stream and the reversion are added to obtain a value indication.

•

We relied primarily on the DCF method to determine the market value of the operating Properties. We relied on the Sales Comparison Approach to value the Stamford, CT land and the excess land at 500 Mamaroneck Avenue. However, we corroborated our results through an analysis of the implied capitalization rate for each property. We analyzed the implied capitalization rate based on the value determined by the DCF and the first several years of projected NOI.

•

The Income Approach was relied upon in determining the market value of the Properties. This is the approach utilized by typical investors and other market participants in the local market of the Properties, and was therefore determined to be the most reliable indicator of market value.

Application of Income Approach

•

In applying the discounted cash flow technique, we estimated the operating results over a hypothetical 10-year holding period and assumed the Properties would be sold at the end of the final year for a price calculated by capitalizing the following year’s projected NOI.

•

We averaged the 11th, 12th and 13th years to account for any inconsistencies in cash flow. We then discounted the cash flows at a rate reflective of market conditions, bearing in mind the investment characteristics of the Properties.

•

Lastly, we selected a terminal capitalization rate reflective of anticipated market conditions, the likely future condition of the Properties, and the uncertainty associated with estimates of future income and value.

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Valuation Analysis

Property Valuation Methodologies

Cost Approach

•

The cost approach considers the cost to replace the existing improvements, less accrued depreciation, plus the market value of the land. The cost approach is based on the understanding that market participants relate value to cost. The value of the property is derived by adding the estimated value of the land to the current cost of constructing a reproduction or replacement for the improvements and then subtracting the amount of depreciation in the structure from all causes. Profit for coordination by the entrepreneur is included in the value indication.

•

The cost approach was omitted from our analysis, as it is not an approach typically utilized by investors in the local market of the Properties. Additionally, a number of the Properties are unique and historic buildings. The reproduction of the improvements would not be possible in many cases, and a replacement of the improvements would not necessarily constitute an adequate substitute, given their unique and historic nature.

Sales Comparison Approach

•

To value the Stamford, CT land, we relied on the sales comparison approach. The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as price for comparable properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes. In conducting the sales comparison approach, we gather data on reasonably substitutable properties and make adjustments for transactional and property characteristics. The resulting adjusted prices lead to an estimate of the price one might expect to realize upon sale of the property.

•

The sales comparison approach was considered, but omitted from our analysis (with the exception of the Stamford, CT land and the excess land at 500 Mamaroneck Avenue), as the Income Approach was deemed to be a more reliable indicator of market value, as it is the typical approach utilized by investors in the local market of the Properties. Sales comparables were used to corroborate our value conclusions arrived at using the income approach.

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Valuation Analysis

Property Valuation Methodologies

•

The analysis detailed previously considers the in-place ground leases at the Properties. As noted, we determined the leased fee values (assuming they are not subject to any in-place ground leases) for all properties before allocating the value to the various interests. In order to value the Properties, we analyzed the following assumptions in our use of the income approach.

Market Rent

•

In estimating the market rental rates, we surveyed competitive properties in the neighborhood of the Properties, in addition to analyzing the recently signed leases at the Properties and conversations with owner’s management to provide an indication of market rent. We also utilized third party databases including CoStar, Loopnet, and Real Capital Analytics, in addition to third-party market reports from various brokerage houses (i.e. CBRE, Cushman Wakefield, Colliers, NAI, etc.) to provide an indication of market rent.

Market Rent Growth

•

Market rent growth was determined primarily through conversations with local market participants, taking into consideration how investors in the market of the Properties are modeling market rent growth. Market rent growth is primarily a function of location, quality, and property type. The projected market rent growth for the New York City properties is 0.0 percent growth in year 1, 5.0 percent growth in years 2-4, and 3.0 percent growth thereafter. The projected market rent growth for the suburban properties is 0.0 percent growth in year 1, and 3.0 percent growth thereafter.

Vacancy and Collection Loss

•

We held conversations with management and local market participants to estimate downtime, renewal probability and stabilized occupancy, which were different for each Property. The downtime, renewal probability, and stabilized occupancies are primarily a function of location, quality, and use (i.e. office vs. retail).

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Valuation Analysis

Property Valuation Methodologies

Operating Expense Analysis

•

Current and historical expenses constitute a guide for estimating future expenses. Depreciation reserves, mortgage charges, income tax, corporation tax and capital additions were not included among the projected annual expenses the Income Approach.

•

In estimating the individual expense categories for the Properties, we looked at historical expenses from 2007 to 2011, year-to-date expenses as of March 31, 2012, as well as management’s budget for 2012. We also held discussions with management regarding their expense budget. Additionally we spoke to other market participants to aid in properly estimating projected expenses. We placed primary reliance on management’s 2012 budget, and considered historical performance as applicable, while corroborating our expense estimates with estimates from the Building Owners and Managers Association (“BOMA”) and through conversations with local market participants.

Capital Expenditures

•

We were provided specific 10 year capital expenditure projections for each property by management. These 10 year projections were the basis for the capital expenditure projections utilized in our analysis.

Cash Flow Forecast

•

In applying the DCF methodology, we estimated the operating results over a hypothetical holding period. We assumed the property would be sold at the end of the final year for a price calculated by capitalizing the projected following year’s net income. We averaged the 11th, 12th and 13th years to account for any inconsistencies in cash flow. We then discounted the cash flows at a rate reflective of market conditions as June 30, 2012, bearing in mind the investment characteristics of the Properties. We selected a terminal capitalization rate reflective of anticipated market conditions, the likely future condition of the Properties, and the uncertainty associated with estimates of future income and value.

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Valuation Analysis

Property Valuation Methodologies

Discount Rate

•

A discount rate is an interest rate used to convert future payments or receipts into present value. The discount rate may or may not be the same as the internal rate of return (“IRR”) or yield rate depending on how it is extracted from the market and/or used in the analysis.

•

We considered conversations with investors and local market participants (institutional investors, publically listed real estate companies/REITs, and other privately held real estate companies), as well as third-party surveys in determining the discount rate. The discount rates were determined on a property by property basis. The discount rates utilized in our analysis are primarily a function of property type, location, quality, projected NOI growth during the holding period, projected capital expenditures during the holding period, and current occupancy.

Terminal Capitalization Rate

•

The terminal capitalization rates were determined on a property by property basis. The terminal capitalization rates utilized in our analysis are primarily a function of property type, location, quality, projected NOI growth during the holding period, projected capital expenditures during the holding period, and current occupancy.

Duff & Phelps - CONFIDENTIAL	18

Valuation Analysis

Property Valuation Methodologies

Property Summary

Building	Renewal Probability	Market Rent (PSF) [1,2,3]	Tenant Improvements PSF (New/Renewal)	External Leasing Commissions % (New/Renewal) [4]	Rent Abatements (New/Renewal) months	Reimbursements	Term (Yrs) [5]

112-122 West 34th Street [6,8]	70.00%	$37.00 - $45.00	$10.00-$50.00/$0.00-$20.00	23.75%-39.38% / 11.88%-19.69%	3 - 6 / 1 - 3	Net; with Base Stop	5.00 - 10.00

1333 Broadway [6]	70.00%	$43.00 - $47.00	$10.00-$50.00/$0.00-$20.00	23.75%-39.38% / 11.88%-19.69%	3 - 6 / 1 - 3	Net; with Base Stop	5.00 - 10.00

1350 Broadway [6]	70.00%	$43.00 - $49.00	$10.00-$50.00/$0.00-$20.00	23.75%-39.38% / 11.88%-19.69%	3 - 6 / 1 - 3	Net; with Base Stop	5.00 - 10.00

1400 Broadway	70.00%	$40.00 - $48.00	$10.00-$55.00/$0.00-$20.00	23.75%-39.38% /11.88%-19.69%	3 - 6 / 1 - 3	Net; with Base Stop	5.00 - 10.00

501 Seventh Avenue	70.00%	$42.00 - $45.00	$20.00-$55.00/$10.00-$20.00	23.75%-39.38% / 11.88%-19.69%	3 - 6 / 2 - 3	Net; with Base Stop	5.00 - 10.00

1359 Broadway [6]	70.00%	$41.00 - $47.00	$10.00-$50.00/$0.00-$20.00	23.75%-39.38% / 11.88%-19.69%	3 - 6 / 1 - 3	Net; with Base Stop	5.00 - 10.00

One Grand Central Place [6]	70.00%	$43.00 - $56.00	$10.00-$55.00/$0.00-$20.00	23.75%-39.38% / 11.88%-19.69%	3 - 4 / 1 - 2	Net; with Base Stop	5.00 - 10.00

Empire State Building [6]	70.00%	$46.00 - $55.00	$10.00-$55.00/$0.00-$20.00	23.75%-39.38% / 11.88%-19.69%	3 - 9 / 1 - 4	Net; with Base Stop	5.00 - 15.00

250 West 57th Street [6,7]	70.00%	$31.00 - $52.00	$10.00-$45.00/$0.00-$20.00	23.75%-39.38% / 11.88%-19.69%	0 - 6 / 0 - 3	Net; with Base Stop	5.00 - 10.00

Notes:

[1]	Represents market rent as of the July 1, 2012.
[2]	Market rents noted for the office properties do not include any of the retail portions and are solely for the office space.
[3]	Market rent omits storage space for all properties.
[4]	Leasing commission amounts noted above are approximated based on a sliding scale. The following percentages are leasing commissions based on annual lease amount for new leases, with renewal commissions being half of these amounts:

10 Year Term: Year 1: 6.25%, Year 2-3: 5.00%, Year 4-5: 3.75%, Year 6-10: 3.13% (39.38%)

5 Year Term: Year 1: 6.25%, Year 2-3: 5.00%, Year 4-5: 3.75% (23.75%)

[5]	Lease terms are inclusive of any rent abatements.
[6]	Market rent, tenant improvements, and abatements are inclusive of “pre-built” space.
[7]	Market rent, tenant improvements, and abatements are inclusive of “courtyard” space.
[8]	Market rent, tenant improvements, and abatements are inclusive of “interior” and “showroom” office space.

Duff & Phelps - CONFIDENTIAL	19

Valuation Analysis

Property Valuation Methodologies

Property Summary

Building	Renewal Probability	Market Rent (PSF) [1,2,3]	Tenant Improvements PSF (New/Renewal)	External Leasing Commissions % (New/Renewal) [4]	Rent Abatements (New/Renewal) months	Reimbursements	Term (Yrs) [5]

500 Mamaroneck Ave	70.00%	$25.00 - $27.00	$20.00-$40.00/$10.00-$20.00	32.50%-50.0%/ 16.26%-25.02%	3 - 6 / 0 - 0	Net; with Base Stop	5.25 - 10.50

383 Main Ave	70.00%	$25.00 - $26.00	$20.00-$40.00/$10.00-$20.00	32.50%-50.0%/ 16.26%-25.02%	4 - 6 / 0 -0	Net; with Base Stop	5.33 - 10.50

100, 200 & 300 First Stamford Place	70.00%	$41.00 - $43.00	$30.00-$40.00/$10.00-$20.00	32.50%-50.0%/ 16.26%-25.02%	3 - 6 / 0 -0	Net; with Base Stop	5.25 - 10.50

10 Union Square	70.00%	$75.00 - $400.00	$10.00-$30.00/$0.00	39.38% / 19.69%	4 - 12 / 0 - 0	Net; with Base Stop	10.00

Metro Center	70.00%	$50.00 - $52.00	$10.00-$20.00/$5.00-$10.00	32.50%-50.0%/ 16.26%-25.02%	2 - 4 / 0 - 0	Net; with Base Stop	5.17 - 10.33

103-107 Main Street	70.00%	$115.00	$5.00/$0.00	23.75% / 11.88%	3 / 0	Net	5.00

69-97 Main Street	70.00%	$105.00 - $115.00	$5.00/$0.00	23.75% / 11.88%	3 / 0	Net	5.00

77 West 55th Street [8]	70.00%	$32.00 - $400.00	$0.00-$10.00/$0.00	39.38% / 19.69%	4-5/ 0 - 0	Net; with Base Stop	10.00

1010 Third Avenue [8]	70.00%	$58.00 - $116.00	$0.00-$10.00/$0.00	39.38% / 19.69%	4/ 0	Net; with Base Stop	10.00

170 East 87th Street [9]	70.00%	$25.00 - $400.00	$10.00/$0.00	39.38% / 19.69%	4 - 6 / 0 - 3	Net; with Base Stop	10.00

Stamford, CT Land	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Notes:

[1]	Represents market rent as of the July 1, 2012.
[2]	Market rents noted for the office properties do not include any of the retail portions and are solely for the office space.
[3]	Market rent omits storage space for all properties.
[4]	Leasing commission amounts noted above are approximated based on a sliding scale. The following percentages are leasing commissions based on annual lease amount for new leases, with renewal commissions being half of these amounts:

10 Year Term: Year 1: 6.25%, Year 2-3: 5.00%, Year 4-5: 3.75%, Year 6-10: 3.13% (39.38%)

5 Year Term: Year 1: 6.25%, Year 2-3: 5.00%, Year 4-5: 3.75% (23.75%)

[5]	Lease terms are inclusive of any rent abatements.
[6]	Market rent, tenant improvements, and abatements are inclusive of “pre-built” space.
[7]	Market rent, tenant improvements, and abatements are inclusive of “courtyard” space.
[8]	Market rent, tenant improvements, and abatements are inclusive of “interior” and “showroom” office space.
[9]	Assumes 100% renewal probability for parking garages.
[10]	Market rent inclusive of Loew’s Theatre space.

Duff & Phelps - CONFIDENTIAL	20

Valuation Analysis

Property Valuation Methodologies

Discount Rate Assumptions

	Terminal Cap Rate	Discount Rate
Building	(Midpoint)	(Midpoint)
112-122 West 34th Street	6.50%	8.50%

1333 Broadway	6.50%	8.50%

1350 Broadway	6.50%	8.50%

1400 Broadway	6.50%	8.50%

501 Seventh Avenue	6.50%	8.50%

1359 Broadway	6.50%	8.50%

One Grand Central Place	5.75%	7.00%

Empire State Building, 350 Fifth Ave	5.75%	7.00%

250 West 57th Street	6.00%	7.25%

10 Bank Street	7.00%	8.75%

500 Mamaroneck Ave	7.00%	9.00%

383 Main Ave	7.00%	9.00%

100, 200 & 300 First Stamford Place	6.75%	8.50%

10 Union Square	5.75%	6.75%

Metro Center	6.75%	8.25%

103-107 Main Street	6.00%	7.25%

69-97 Main Street	6.00%	7.25%

77 West 55th Street	5.75%	6.75%

1010 Third Avenue	5.75%	6.75%

170 East 87th Street	5.75%	6.75%

Duff & Phelps - CONFIDENTIAL	21

Valuation Analysis

Property Valuation Methodologies

•

The following able indicates the Partnership ownership type for each property. Those properties with separate Partnerships that have a leased fee and leasehold interest are referred to as “Two-Tier” properties. The methodology for allocation of property value to each Partnership, Investor and override holder is described on the following pages.

Entity	Entity Type	Entity	Entity Type

Empire State Building		Metro Center
Empire State Building Associates L.L.C.	Leased Fee	One Station Place, Limited Partnership	Fee Simple
Empire State Building Company L.L.C.	Leasehold
10 Union Square
One Grand Central Place		New York Union Square Retail L.P.	Fee Simple
60 East 42nd St. Associates L.L.C.	Leased Fee
Lincoln Building Associates L.L.C.	Leasehold	103-107 Main Street
		Westport Main Street Retail L.L.C.	Fee Simple
250 West 57th St.
250 West 57th St. Associates L.L.C.	Leased Fee	First Stamford Place
Fisk Building Associates L.L.C.	Leasehold	Fairfax First Stamford SPE L.L.C.	Fee Simple
		Merrifield First Stamford SPE L.L.C.	Fee Simple
1333 Broadway		First Stamford Place SPE L.L.C.	Fee Simple
1333 Broadway Associates L.L.C.	Fee Simple
10 Bank Street
1350 Broadway		1185 Swap Portfolio L.P.	Fee Simple
1350 Broadway Associates L.L.C.	Leasehold
170 East 8th Street
1359 Broadway		1185 Swap Portfolio L.P.	Fee Simple
Marlboro Building Associates L.L.C.	Fee Simple
383 Main Ave
501 Seventh Avenue		Fairfield Merrittview Limited Partnership	Fee Simple
Seventh & 37th Building Associates L.L.C.	Leased Fee
501 Seventh Avenue Associates L.L.C.	Leasehold	500 Mamaroneck Ave
		500 Mamaroneck Avenue L.P.	Fee Simple
69-97 Main Street
Soundview Plaza Associates II L.L.C.	Fee Simple	112-122 West 34th Street
		112 West 34th Street Associates L.L.C	Leased Fee
East West Manhattan Retail Portfolio L.P.		112 West 34th Street Company L.L.C.	Leasehold
East West Manhattan Retail Portfolio L.P.	Fee Simple
1400 Broadway
		1400 Broadway Associates L.L.C.	Leasehold

Duff & Phelps - CONFIDENTIAL	22

Valuation Analysis

Exchange Value Methodology – Two Tier Properties

•	Duff & Phelps calculated the aggregate exchange value of the Partnerships for Two Tier Properties in which there is a property owner and an operating lessee as follows:

•	The allocable value as described below is shared equally between the property owner and operating lessee:

•	The allocable value equals the sum of:

•	The appraised value, on a fee simple basis, of Partnership’s property, as determined by the Duff & Phelps’s appraisal of such property, as of June 30, 2012; and

•	The amount of cash held by the Partnership that is expressly designated for property improvements, as of June 30, 2012, as provided by the Company;

•	Reduced by:

•	The face value of shared mortgage debt obligations, which are mortgage debt obligations of the property owner that are serviced by basic rent paid by the operating lessee, as of June 30, 2012; and

•	The present value of the base operating lease payments from the operating lessee to the property owner.

•	Fifty percent of such allocable value is allocated to the property owner and is adjusted as follows to estimate the exchange value of the property owner:

•

Fifty percent of the amount by which the actual net working capital as of June 30, 2012 exceeds (such value being negative if it is exceeded by) the normalized level of net working capital required to operate the property owned by the Partnership. Net working capital as used in this allocation is defined as current assets (excluding cash and cash equivalents), less current liabilities (excluding the current portion of debt);

•	Subtract the property owner debt obligations that are not shared mortgage debt obligations serviced with basic rent paid by the operating lessee as of June 30, 2012; and

•	Add the present value of the base operating lease payments from the operating lessee to the property owner.

•	Fifty percent of such allocable value is allocated to the operating lessee and is adjusted as follows to estimate the exchange value of the operating lessee:

•	Subtract the after-tax net present value of the supervisory fees paid to the supervisor and the unpaid cash overrides as of June 30, 2012; and

•

Add/(subtract) fifty percent of the amount by which the actual net working capital as of June 30, 2012 exceeds/(is exceeded by) the normalized level of net working capital required to operate the property owned by the Partnership.

Duff & Phelps - CONFIDENTIAL	23

Valuation Analysis

Exchange Value Methodology – Two Tier Properties (continued)

•

The allocated exchange value was allocated 50% to the property owner and 50% to the operating lessee in a two tier entity instead of being allocated in accordance with a discounted cash flow analysis through the term of the ground lease based on representations of the supervisor as described in Registration Statement on Form S-4, which addresses the allocation of value using a joint venture waterfall among certain entities which have leased fee or leasehold interests in certain of the Properties. Such allocations assume that the value attributable to the leased fee and the leasehold, after accounting for any unshared debt obligations and the present value of the base ground rent paid by the leasehold to the leased fee, is shared equally.

•

The Company has represented that historically, agreements have been entered into to share capital expenditure and financing costs and the operating leases have been extended in connection therewith. As a result, the allocated exchange value has been allocated equally to the property owner and operating lessee, rather than in proportion that would be indicated by a discounted cash flow analysis through the end of the ground lease, which would have resulted in a higher allocation to the property owner, which, in the case of Empire State Building Associates, would have been significantly higher.

Duff & Phelps - CONFIDENTIAL	24

Valuation Analysis

Exchange Value Methodology – One Tier Properties and Management Companies

•

Duff & Phelps calculated the aggregate exchange value for the private entities with fee simple properties, properties with co-tenancy arrangements, and properties with third-party ground leases as follows:

•	The sum of:

•

The appraised value of a Partnership’s (i) property on a fee simple basis when such property is owned, or (ii) leasehold when the lessor of such leasehold is a third party, as determined by the independent valuers’ appraisal of such property or leasehold as of July 1, 2012;

•

The amount by which the actual net working capital exceeds (such value being negative if it is exceeded by) the normalized level of net working capital required to operate the property owned by the Partnership. As of June 30, 2012 the Company determined that there was no excess or deficit in the net working capital at any of the Partnerships, with the exception of the unpaid cash overrides addressed below; and

•	The amount of cash held in the Partnership that is expressly designated for property improvements as of June 30, 2012, as provided by the Company;

•	Reduced by:

•	The face value of its mortgage debt balance as of June 30, 2012; and

•	The after-tax net present value of the supervisory fees paid to the supervisor.

•

The exchange value of the management companies was computed as the operating business value as of June 30, 2012 plus, in the case of the Company, the value of the unpaid cash overrides that are accrued but unpaid.

Duff & Phelps - CONFIDENTIAL	25

Valuation Analysis

Allocation of Exchange Value to Investors and Override Holders

•

The table below summarizes the allocation of the Partnership exchange values to the Investors and override holders of each Partnership based on the equity allocation waterfalls provided by management of the Company.

•	On the following pages we provide a summary of the Partnership and Investor allocations, with more detailed waterfalls provided in Appendix 2.

Summary Exchange Value

Property	Entity	Participants / Members	Class B / Override Holders	Total Exchange Value

112-122 West 34th Street	112 West 34th Street Company L.L.C.	$135,044,242	$28,636,004	$163,680,245
	112 West 34th Street Associates L.L.C.	151,167,007	18,833,070	170,000,077
1333 Broadway	1333 Broadway Associates L.L.C.	156,335,546	0	156,335,546
1350 Broadway	1350 Broadway Associates L.L.C.	122,299,332	13,545,915	135,845,247
1400 Broadway	1400 Broadway Associates L.L.C.	261,725,248	17,053,131	278,778,379
501 Seventh Avenue	Seventh & 37th Building Associates L.L.C.	60,461,969	5,746,980	66,208,949
	501 Seventh Avenue Associates L.L.C.	56,462,653	6,273,628	62,736,281
1359 Broadway	Marlboro Building Associates L.L.C.	147,828,064	10,404,981	158,233,045
One Grand Central Place	60 East 42nd St. Associates L.L.C.	281,860,580	31,208,953	313,069,533
	Lincoln Building Associates L.L.C.	266,388,586	29,598,732	295,987,317
Empire State Building	Empire State Building Co L.L.C.	1,066,395,352	95,741,130	1,162,136,482
	Empire State Building Associates L.L.C.	1,075,469,167	108,143,382	1,183,612,549
250 West 57th Street	Fisk Building Associates L.L.C.	105,470,905	45,677,893	151,148,797
	250 West 57th Street Associates L.L.C.	150,856,656	12,207,951	163,064,607
10 Bank Street	1185 Bank L.L.C.	15,040,804	539,450	15,580,253
170 East 8th Street	1185 Gotham L.L.C.	20,538,282	736,621	21,274,902
500 Mamaroneck Ave	Malkin 500 Mamaroneck Avenue L.P.	14,623,878	0	14,623,878
383 Main Ave	Fairfield Merritview SPE L.L.C.	2,855,946	2,855,941	5,711,887
100, 200 & 300 First Stamford Place	First Stamford Place SPE L.L.C.	3,729,485	3,655,634	7,385,119
	Fairfax First Stamford SPE L.L.C.	5,703,986	633,776	6,337,762
	Merrifield First Stamford SPE L.L.C.	4,420,589	1,917,173	6,337,762
10 Union Square	New York Union Square Retail L.P.	42,106,550	41,272,757	83,379,307
Metro Center	One Station Place, Limited Partnership	5,790,296	52,112,666	57,902,962
103-107 Main Street	Westport Main Street Retail L.L.C.	6,925,553	0	6,925,553
69-97 Main Street	Soundview Plaza Associates II L.L.C.	21,557,416	0	21,557,416
77 West 55th Street	Malkin East West Retail Portfolio L.P.	28,286,000	27,725,882	56,011,882
B.B.S.F., L.L.C.		14,600,000	0	14,600,000

Malkin Holdings, LLC (Ex Overrides)		5,777,000	0	5,777,000
Malkin Properties		5,500,000	0	5,500,000
Malkin Construction Corp.		5,025,000	0	5,025,000

Total Exchange Value		$4,240,246,090	$554,521,648	$4,794,767,738

Duff & Phelps - CONFIDENTIAL	26

Valuation Analysis

112-122 West 34th Street

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

112 West 34th Street Exchange Value

		112 West 34th Street Associates L.L.C. (112-120 Ground Lessee) (122 Fee Owner & Sublessee)	112 West 34th Street Company L.L.C. (Operating Sublessee)	Concluded Value Consolidated	Low Consolidated		High Consolidated

Property Value				$448,000,000	$425,600,000	-	$470,400,000
Less: Shared Debt Obligations				(85,394,903)	(85,394,903)	-	(85,394,903)
Less: 3rd Party Lease				(24,000,000)	(24,000,000)	-	(24,000,000)
Less: PV of Base Rent				(10,000,000)	(10,000,000)	-	(10,000,000)

Total Allocable Value		$164,302,549	$164,302,549	$328,605,097	$306,205,097	-	$351,005,097

Less: After-Tax PV of Supervisory Fees		(524,374)	(622,303)	(1,146,678)	(1,146,678)	-	(1,146,678)
Less: Unshared Debt Obligations		(3,778,097)	0	(3,778,097)	(3,778,097)	-	(3,778,097)
Plus: PV of Base Rent		10,000,000	0	10,000,000	10,000,000	-	10,000,000

Amount to Allocate for Capital Transaction		$170,000,077	$163,680,245	$333,680,322	$311,280,322	-	$356,080,322

Allocation Detail:
112 West 34th Street Company L.L.C.	50% LMH (master partner)		$77,748,117	$77,748,117	$72,428,117	-	$83,068,117
112 West 34th Street Company L.L.C.	23% of PLM group not subject to override		35,764,134	35,764,134	33,316,934	-	38,211,334
112 West 34th Street Company L.L.C.	27% of PLM group subject to override		21,531,991	21,531,991	20,095,591	-	22,968,391
112 West 34th Street Company L.L.C.	Wien - Override		18,937,029	18,937,029	17,607,029	-	20,267,029
112 West 34th Street Company L.L.C.	Wiessmann - Override		1,514,962	1,514,962	1,408,562	-	1,621,362
112 West 34th Street Company L.L.C.	Malkin Holdings LLC - Override		8,184,012	8,184,012	7,624,012	-	8,744,012
112 West 34th Street Associates L.L.C.	112 West 34th Street Associates L.L.C.	$151,167,007		151,167,007	141,241,510	-	161,092,504
112 West 34th Street Associates L.L.C.	Malkin Holdings LLC - Override	18,833,070		18,833,070	17,558,567	-	20,107,574

Total		$170,000,077	$163,680,245	$333,680,322	$311,280,322	-	$356,080,322

Duff & Phelps - CONFIDENTIAL	27

Valuation Analysis

1333 Broadway

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

1333 Broadway Associates L.L.C. Exchange Value

	Concluded Value	Low		High

Property Value	$209,000,000	$198,550,000	-	$219,450,000
Less: Shared Debt Obligations	(71,200,000)	(71,200,000)	-	(71,200,000)
Plus: Cash for Improvements	18,914,650	18,914,650	-	18,914,650
Less: After-Tax PV of Supervisory Fees	(379,104)	(379,104)	-	(379,104)

Amount to Allocate for Capital Transaction	$156,335,546	$145,885,546	-	$166,785,546

Duff & Phelps - CONFIDENTIAL	28

Valuation Analysis

1350 Broadway

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

1350 Broadway Associates L.L.C. Exchange Value

		Concluded Value	Low		High

Property Value		$218,000,000	$207,100,000	-	$228,900,000
Less: Shared Debt Obligations		(50,427,335)	(50,427,335)	-	(50,427,335)
Less: 3rd Party Lease		(31,000,000)	(31,000,000)	-	(31,000,000)
Less: After-Tax PV of Supervisory Fees		(727,418)	(727,418)	-	(727,418)

Amount to Allocate for Capital Transaction		$135,845,247	$124,945,247	-	$146,745,247

Allocation Detail:

1350 Broadway Associates L.L.C.	Peter L. Malkin - 50% Group	$54,376,708	$50,016,708	-	$58,736,708
1350 Broadway Associates L.L.C.	Malkin Holdings LLC - Override	13,545,915	12,455,915	-	14,635,915
1350 Broadway Associates L.L.C.	David M. Baldwin - 50% Group	67,922,623	62,472,623	-	73,372,623

Total		$135,845,247	$124,945,247	-	$146,745,247

Duff & Phelps - CONFIDENTIAL	29

Valuation Analysis

1400 Broadway

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

1400 Broadway Associates L.L.C. Exchange Value

	Concluded Value	Low		High

Property Value	$389,000,000	$369,550,000	-	$408,450,000
Less: Shared Debt Obligations	(71,300,000)	(71,300,000)	-	(71,300,000)
Less: 3rd Party Lease	(37,000,000)	(37,000,000)	-	(37,000,000)
Less: After-Tax PV of Supervisory Fees	(1,921,621)	(1,921,621)	-	(1,921,621)

Amount to Allocate for Capital Transaction	$278,778,379	$259,328,379	-	$298,228,379

Allocation Detail:

Participants - 25% Group	$63,022,528	$58,634,122	-	$67,410,934
Participants - 50% Group	132,468,480	123,229,730	-	141,707,230
LMH 1400 LLC	66,234,240	61,614,865	-	70,853,615
Malkin Holdings LLC - Override	13,841,419	12,868,919	-	14,813,919
Peter L. Malkin Family 5 LLC - Override	1,605,856	1,490,372	-	1,721,340
Enid Morse - Override	1,605,856	1,490,372	-	1,721,340

Total	$278,778,379	$259,328,379	-	$298,228,379

Duff & Phelps - CONFIDENTIAL	30

Valuation Analysis

501 Seventh Ave

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

501 Seventh Avenue Exchange Value

		Seventh & 37th Building Associates L.L.C. (Fee Owner)	501 Seventh Avenue Associates L.L.C. (Operating Lessee)	Concluded Value Consolidated	Low Consolidated		High Consolidated

Property Value				$178,000,000	$169,100,000	-	$186,900,000
Less: Shared Debt Obligations				(47,154,079)	(47,154,079)	-	(47,154,079)
Less: PV of Base Rent				(4,000,000)	(4,000,000)	-	(4,000,000)

Total Allocable Value		63,422,961	63,422,961	126,845,921	117,945,921	-	135,745,921

Less: After-Tax PV of Supervisory Fees		(396,824)	(686,679)	(1,083,504)	(1,083,504)	-	(1,083,504)
Less: Unshared Debt Obligations		(817,187)	0	(817,187)	(817,187)	-	(817,187)
Plus: PV of Base Rent		4,000,000	0	4,000,000	4,000,000	-	4,000,000

Amount to Allocate for Capital Transaction		$66,208,949	$62,736,281	$128,945,230	$120,045,230	-	$137,845,230

Allocation Detail:

Seventh & 37th Building Associates L.L.C.	Participants	$60,461,969		$60,461,969	$56,420,442	-	$64,503,496
Seventh & 37th Building Associates L.L.C.	Malkin Holdings LLC - Override	5,746,980		5,746,980	5,338,507	-	6,155,453
501 Seventh Avenue Associates L.L.C.	Member		$56,462,653	56,462,653	52,457,653	-	60,467,653
501 Seventh Avenue Associates L.L.C.	Malkin Holdings LLC - Override		6,273,628	6,273,628	5,828,628	-	6,718,628

Total		$66,208,949	$62,736,281	$128,945,230	$120,045,230	-	$137,845,230

Duff & Phelps - CONFIDENTIAL	31

Valuation Analysis

1359 Broadway

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

Marlboro Building Associates L.L.C. Exchange Value

	Concluded Value	Low		High

Property Value	$206,000,000	$195,700,000	-	$216,300,000
Less: Shared Debt Obligations	(47,001,233)	(47,001,233)	-	(47,001,233)
Less: After-Tax PV of Supervisory Fees	(765,722)	(765,722)	-	(765,722)

Amount to Allocate for Capital Transaction	$158,233,045	$147,933,045	-	$168,533,045

Allocation Detail:

Members and Participants	$147,828,064	$138,221,088	-	$157,435,039
Malkin Holdings LLC - Override	10,404,981	9,711,956	-	11,098,006

Total	$158,233,045	$147,933,045	-	$168,533,045

Duff & Phelps - CONFIDENTIAL	32

Valuation Analysis

One Grand Central Place

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

60 East 42nd St. Associates L.L.C. Exchange Value

		60 East 42nd St. Associates L.L.C. (Fee Owner)	Lincoln Building Associates L.L.C. (Operating Lessee)	Concluded Value Consolidated	Low Consolidated		High Consolidated

Property Value				$704,000,000	$668,800,000	-	$739,200,000
Less: Shared Debt Obligations				(90,310,237)	(90,310,237)	-	(90,310,237)
Less: PV of Base Rent				(15,000,000)	(15,000,000)	-	(15,000,000)

Total Allocable Value		299,344,882	299,344,882	598,689,763	563,489,763	-	633,889,763

Less: After-Tax PV of Supervisory Fees		(1,275,348)	(2,739,564)	(4,014,913)	(4,014,913)	-	(4,014,913)
Less: Unpaid Cash Override		0	(618,000)	(618,000)	(618,000)	-	(618,000)
Plus: PV of Base Rent		15,000,000	0	15,000,000	15,000,000	-	15,000,000

Amount to Allocate for Capital Transaction		$313,069,533	$295,987,317	$609,056,850	$573,856,850	-	$644,256,850

Allocation Detail:

60 East 42nd St. Associates L.L.C.	Participants	$281,860,580		$281,860,580	$266,020,580	-	$297,700,580
60 East 42nd St. Associates L.L.C.	Malkin Holdings LLC - Override	31,208,953		31,208,953	29,448,953	-	32,968,953
Lincoln Building Associates L.L.C.	Members		$266,388,586	266,388,586	250,548,586	-	282,228,586
Lincoln Building Associates L.L.C.	Malkin Holdings LLC - Override		29,598,732	29,598,732	27,838,732	-	31,358,732

Total		$313,069,533	$295,987,317	$609,056,850	$573,856,850	-	$644,256,850

Duff & Phelps - CONFIDENTIAL	33

Valuation Analysis

Empire State Building

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

Empire State Building Exchange Value

		Empire State Land Associates L.L.C. (Fee Owner)	Empire State Building Company L.L.C. (Operating Lessee)	Concluded Value Consolidated	Low Consolidated		High Consolidated

Property Value				$2,530,000,000	$2,403,500,000	-	$2,656,500,000
Less: Shared Debt Obligations				(128,500,000)	(128,500,000)	-	(128,500,000)
Less: PV of Base Rent				(83,000,000)	(83,000,000)	-	(83,000,000)
Plus: Cash for Improvements				14,000,000	14,000,000	-	14,000,000

Total Allocable Value		1,166,250,000	1,166,250,000	2,332,500,000	2,206,000,000	-	2,459,000,000

Less: After-Tax PV of Supervisory Fees		(5,137,451)	(4,113,518)	(9,250,970)	(9,250,970)	-	(9,250,970)
Less: Unshared Debt Obligations		(60,500,000)	0	(60,500,000)	(60,500,000)	-	(60,500,000)
Plus: PV of Base Rent		83,000,000	0	83,000,000	83,000,000	-	83,000,000

Amount to Allocate for Capital Transaction		$1,183,612,549	$1,162,136,482	$2,345,749,030	$2,219,249,030	-	$2,472,249,030

Allocation Detail:

Empire State Building Co L.L.C.	Members		$886,129,067	$886,129,067	$837,900,942	-	$934,357,192
Empire State Building Co L.L.C.	PLM 4-2-71 JV, 10% Participants		87,610,236	87,610,236	82,866,486	-	92,353,986
Empire State Building Co L.L.C.	PLM 4-2-71 JV, 10% Override		28,603,412	28,603,412	27,022,162	-	30,184,662
Empire State Building Co L.L.C.	PLM 7-2-71 JV, 5% Participants		43,805,118	43,805,118	41,433,243	-	46,176,993
Empire State Building Co L.L.C.	PLM 7-2-71 JV, 5% Override		14,301,706	14,301,706	13,511,081	-	15,092,331
Empire State Building Co L.L.C.	1273 Realty Company Participants		48,850,930	48,850,930	46,238,046	-	51,463,815
Empire State Building Co L.L.C.	1273 Realty Company - Override		42,797,855	42,797,855	40,431,910	-	45,163,801
Empire State Building Associates L.L.C.	Participants	$1,075,469,167		1,075,469,167	1,018,163,900	-	1,132,774,434
Empire State Building Associates L.L.C.	Malkin Holdings LLC - Override	108,143,382	10,038,157	118,181,538	111,681,260	-	124,681,817

Total		$1,183,612,549	$1,162,136,482	$2,345,749,030	$2,219,249,030	-	$2,472,249,030

Duff & Phelps - CONFIDENTIAL	34

Valuation Analysis

250 West 57th Street

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

250 West 57th Exchange Value

		250 West 57th St. Associates L.L.C. (Fee Owner)	Fisk Building Associates L.L.C. (Operating Lessee)	Concluded Value Consolidated	Low Consolidated		High Consolidated

Property Value				$361,000,000	$342,950,000	-	$379,050,000
Less: Shared Debt Obligations				(44,425,212)	(44,425,212)	-	(44,425,212)
Less: PV of Base Rent				(11,000,000)	(11,000,000)	-	(11,000,000)

Total Allocable Value		152,787,394	152,787,394	305,574,788	287,524,788	-	323,624,788

Less: After-Tax PV of Supervisory Fees		(722,787)	(729,597)	(1,452,383)	(1,452,383)	-	(1,452,383)
Less: Unpaid Cash Override		0	(909,000)	(909,000)	(909,000)	-	(909,000)
Plus: PV of Base Rent		11,000,000	0	11,000,000	11,000,000	-	11,000,000

Amount to Allocate for Capital Transaction		$163,064,607	$151,148,797	$314,213,405	$296,163,405	-	$332,263,405

Allocation Detail:

250 West 57th Street Associates L.L.C.	Participants	$150,856,656		$150,856,656	$142,538,531	-	$159,174,782
250 West 57th Street Associates L.L.C.	Malkin Holdings LLC - Override	12,207,951		12,207,951	11,501,076	-	12,914,826
Fisk Building Associates L.L.C.	Participants - 45% Group		$30,652,250	30,652,250	28,916,066	-	32,388,434
Fisk Building Associates L.L.C.	Members		74,818,655	74,818,655	70,351,280	-	79,286,030
Fisk Building Associates L.L.C.	IW Morose - Override		13,826,125	13,826,125	12,958,033	-	14,694,217
Fisk Building Associates L.L.C.	Malkin Family - Override		13,826,125	13,826,125	12,958,033	-	14,694,217
Fisk Building Associates L.L.C.	Malkin Holdings LLC - Override		18,025,643	18,025,643	16,940,387	-	19,110,899

Total		$163,064,607	$151,148,797	$314,213,405	$296,163,405	-	$332,263,405

Duff & Phelps - CONFIDENTIAL	35

Valuation Analysis

10 Bank Street

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

1185 Gotham L.L.C. Exchange Value

	Gotham Concluded Value	Gotham Low		Gotham High

Property Value	$41,000,000	$38,950,000	-	$43,050,000
Less: Shared Debt Obligations	(19,540,393)	(19,540,393)	-	(19,540,393)
Less: After-Tax PV of Supervisory Fees	(184,705)	(184,705)	-	(184,705)

Amount to Allocate for Capital Transaction	$21,274,902	$19,224,902	-	$23,324,902

Allocation Detail:

General Partner	$371,386	$355,791	-	$388,060
Class 2 LP	736,621	96,002	-	1,346,829
Class 1 LP	19,019,130	17,589,861	-	20,469,933
Support Co.	1,147,765	1,183,249		1,120,080
Total	$21,274,902	$19,224,902	-	$23,324,902

Duff & Phelps - CONFIDENTIAL	36

Valuation Analysis

500 Mamaroneck Ave

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

500 Mamaroneck Avenue L.P. Exchange Value

		Concluded Value	Low		High

Property Value		$52,000,000	$49,400,000	-	$54,600,000
Less: Shared Debt Obligations		(37,190,401)	(37,190,401)	-	(37,190,401)
Less: After-Tax PV of Supervisory Fees		(185,721)	(185,721)	-	(185,721)

Amount to Allocate for Capital Transaction		$14,623,878	$12,023,878	-	$17,223,878

Allocation Detail:

Malkin 500 Mamaroneck Avenue L.P.	Class A LPs	$10,858,230	$8,927,730	-	$12,788,730
Malkin 500 Mamaroneck Avenue L.P.	Class B LPs	0	0	-	0
Malkin 500 Mamaroneck Avenue L.P.	General Partner	109,679	90,179	-	129,179
Viviane Paris, LLC	Viviane Paris, LLC	3,655,970	3,005,970	-	4,305,970
Viviane Paris, LLC	Class B LP	0	0	-	0

Total		$14,623,878	$12,023,878	-	$17,223,878

Duff & Phelps - CONFIDENTIAL	37

Valuation Analysis

383 Main Ave

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

Fairfield Merritview Limited Partnership Exchange Value

	Concluded Value	Low		High

Property Value	$37,000,000	$35,150,000	-	$38,850,000
Less: Shared Debt Obligations	(31,173,778)	(31,173,778)	-	(31,173,778)
Less: After-Tax PV of Supervisory Fees	(114,335)	(114,335)	-	(114,335)

Amount to Allocate for Capital Transaction	$5,711,887	$3,861,887	-	$7,561,887

Allocation Detail:

General Partner	$51,407	$34,757	-	$68,057
Class B LP	2,284,752	1,544,753	-	3,024,752
Class A LP	2,804,539	1,896,188	-	3,712,889
Override	571,189	386,189	-	756,189

Total	$5,711,887	$3,861,887	-	$7,561,887

Duff & Phelps - CONFIDENTIAL	38

Valuation Analysis

100, 200 & 300 First Stamford Place

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

100, 200 & 300 First Stamford Place Exchange Value

		Fairfax First Stamford SPE L.L.C. (62.36% Co- Tenant)	Merrifield First Stamford SPE L.L.C. (Operating Lessee of 62.36% Co- Tenant)	First Stamford Place SPE L.L.C. (37.64% Co- Tenant)	Concluded Value Consolidated	Low Consolidated		High Consolidated

Property Value					$266,000,000	$252,700,000	-	$279,300,000
Less: Shared Debt Obligations (1)					(245,435,000)	(245,435,000)	-	(245,435,000)

Total Allocable Value		6,412,167	6,412,167	7,740,666	20,565,000	7,265,000	-	33,865,000

Less: After-Tax PV of Supervisory Fees		(74,405)	(74,405)	(355,547)	(504,356)	(504,356)	-	(504,356)

Amount to Allocate for Capital Transaction		$6,337,762	$6,337,762	$7,385,119	$20,060,644	$6,760,644	-	$33,360,644

Allocation Detail:
First Stamford Place SPE L.L.C.	Class A & A2 Members			$3,655,634	$3,655,634	$1,177,605	-	$6,133,663
	Manager			73,851	73,851	23,790	-	123,912
	Class B			3,655,634	3,655,634	1,177,605	-	6,133,663
Fairfax First Stamford SPE L.L.C.	Fairfax First Stamford SPE L.L.C.	$5,703,986			5,703,986	1,971,740	-	9,436,232
	Malkin Holdings LLC - Override	633,776			633,776	219,082	-	1,048,470
Merrifield First Stamford SPE L.L.C.	55% Members		$3,137,192		3,137,192	1,084,457	-	5,189,928
	45% Members		1,283,397		1,283,397	443,642	-	2,123,152
	Malkin Holdings LLC - Override (Assigned)		633,776		633,776	219,082	-	1,048,470
	PLMalkin Family 9 LLC - Override		641,698		641,698	221,821	-	1,061,576
	Enid Morse - Override		641,698		641,698	221,821	-	1,061,576

Total		$6,337,762	$6,337,762	$7,385,119	$20,060,644	$6,760,644	-	$33,360,644

(1)	Shared debt obligations net against funds in escrow in the amount of $5,756,778.

Duff & Phelps - CONFIDENTIAL	39

Valuation Analysis

10 Union Square

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

New York Union Square Retail L.P. Exchange Value

	Concluded Value	Low		High

Property Value	$105,000,000	$99,750,000	-	$110,250,000
Less: Shared Debt Obligations	(21,431,164)	(21,431,164)	-	(21,431,164)
Less: After-Tax PV of Supervisory Fees	(189,529)	(189,529)	-	(189,529)

Amount to Allocate for Capital Transaction	$83,379,307	$78,129,307	-	$88,629,307

Allocation Detail:

General Partner	$833,793	$781,293	-	$886,293
Class B LP	41,272,757	38,674,007	-	43,871,507
Class A LPs	41,272,757	38,674,007	-	43,871,507

Total	$83,379,307	$78,129,307	-	$88,629,307

Duff & Phelps - CONFIDENTIAL	40

Valuation Analysis

Metro Center

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

One Station Place, Limited Partnership Exchange Value

	Concluded Value	Low		High

Property Value	$157,000,000	$149,150,000	-	$164,850,000
Less: Shared Debt Obligations	(99,097,038)	(99,097,038)	-	(99,097,038)

Amount to Allocate for Capital Transaction	$57,902,962	$50,052,962	-	$65,752,962

Allocation Detail:

General Partner	$579,030	$500,530	-	$657,530
Class A LP	5,211,267	4,504,767	-	5,917,767
Class B LPs	52,112,666	45,047,666	-	59,177,666

Total	$57,902,962	$50,052,962	-	$65,752,962

Duff & Phelps - CONFIDENTIAL	41

Valuation Analysis

103-107 Main Street

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

Westport Main Street Retail L.L.C. Exchange Value

	Concluded Value	Low		High

Property Value	$7,000,000	$6,650,000	-	$7,350,000
Less: After-Tax PV of Supervisory Fees	(74,447)	(74,447)	-	(74,447)

Amount to Allocate for Capital Transaction	$6,925,553	$6,575,553	-	$7,275,553

Allocation Detail:

Manager	$69,256	$65,756	-	$72,756
Class B Member	0	0	-	0
Class A Members	6,856,297	6,509,797	-	7,202,797

Total	$6,925,553	$6,575,553	-	$7,275,553

Duff & Phelps - CONFIDENTIAL	42

Valuation Analysis

69-97 Main Street

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

Soundview Plaza Associates II L.L.C. Exchange Value

		Concluded Value	Low		High

Property Value		$31,000,000	$29,450,000	-	$32,550,000
Less: Shared Debt Obligations		(9,284,389)	(9,284,389)	-	(9,284,389)
Less: After-Tax PV of Supervisory Fees		(158,195)	(158,195)	-	(158,195)

Amount to Allocate for Capital Transaction		$21,557,416	$20,007,416	-	$23,107,416

Allocation Detail:

Malkin Co-Investor Capital L.P.	General Partner	$114,039	$105,839	-	$122,238
Malkin Co-Investor Capital L.P.	Class B LPs	0	0	-	0
Malkin Co-Investor Capital L.P.	Class A LPs	11,289,834	10,478,084	-	12,101,585
Peter L. Malkin	Peter L. Malkin	5,206,946	4,832,561	-	5,581,331
New Soundview Plaza Associates, Limited Partnership	LP	4,946,597	4,590,932	-	5,302,262

Total		$21,557,416	$20,007,416	-	$23,107,416

Duff & Phelps - CONFIDENTIAL	43

Valuation Analysis

77 West 55th Street

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

East West Manhattan Retail Portfolio L.P. Exchange Value

	Concluded Value	Low		High

Property Value	$85,000,000	$80,750,000	-	$89,250,000
Less: Shared Debt Obligations	(28,796,975)	(28,796,975)	-	(28,796,975)
Less: After-Tax PV of Supervisory Fees	(191,143)	(191,143)	-	(191,143)

Amount to Allocate for Capital Transaction	$56,011,882	$51,761,882	-	$60,261,882

Allocation Detail:

General Partner	$560,119	$517,619	-	$602,619
Class B LP	27,725,882	25,622,132	-	29,829,632
Class A LPs	27,725,882	25,622,132	-	29,829,632

Total	$56,011,882	$51,761,882	-	$60,261,882

Duff & Phelps - CONFIDENTIAL	44

Valuation Analysis

170 East 8th Street

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

1185 Bank L.L.C. Exchange Value

	Bank Street Concluded Value	Bank Street Low		Bank Street High

Property Value	$50,000,000	$47,500,000	-	$52,500,000
Less: Shared Debt Obligations	(34,235,042)	(34,235,042)	-	(34,235,042)
Less: After-Tax PV of Supervisory Fees	(184,705)	(184,705)	-	(184,705)

Amount to Allocate for Capital Transaction	$15,580,253	$13,080,253	-	$18,080,253

Allocation Detail:

General Partner	$271,977	$242,073	-	$300,804
Class 2 LP	539,450	65,318	-	1,043,992
Class 1 LP	13,928,283	11,967,802	-	15,867,230
Support Co.	840,543	805,060		868,228
Total	$15,580,253	$13,080,253	-	$18,080,253

Duff & Phelps - CONFIDENTIAL	45

Valuation Analysis

B.B.S.F., L.L.C.

•	Based on our analysis, we determined the range of exchange values, as shown in the table below.

B.B.S.F., L.L.C. Exchange Value

		Concluded Value	Low		High

Property Value		$14,600,000	$13,870,000	-	$15,330,000

Amount to Allocate for Capital Transaction		$14,600,000	$13,870,000	-	$15,330,000

Allocation Detail:

ARSA Associates	PLM Family 2000 LLC	$6,915,786	$6,569,997	-	$7,261,576
ARSA Associates	Anthony E. Malkin	0	0	-	0
PLM Family 2000 LLC	PLM Family 2000 LLC	7,684,214	7,300,003	-	8,068,424

Total		$14,600,000	$13,870,000	-	$15,330,000

Duff & Phelps - CONFIDENTIAL	46

Valuation Analysis

Summary of Partnership Exchange Values

Exchange Value Summary

Property / Company	Entity	Exchange Value Range			Concluded Exchange Value	As % of Total REIT

112-122 West 34th Street	112 West 34th Street Company L.L.C.	$152,480,245	-	$174,880,245	$163,680,245	3.4%
	112 West 34th Street Associates L.L.C.	158,800,077	-	181,200,077	170,000,077	3.5%

		311,280,322	-	356,080,322	333,680,322	7.0%

1333 Broadway	1333 Broadway Associates L.L.C.	145,885,546	-	166,785,546	156,335,546	3.3%

1350 Broadway	1350 Broadway Associates L.L.C.	124,945,247	-	146,745,247	135,845,247	2.8%

1400 Broadway	1400 Broadway Associates L.L.C.	259,328,379	-	298,228,379	278,778,379	5.8%

501 Seventh Avenue	Seventh & 37th Building Associates L.L.C.	61,758,949	-	70,658,949	66,208,949	1.4%
	501 Seventh Avenue Associates L.L.C.	58,286,281	-	67,186,281	62,736,281	1.3%

		120,045,230	-	137,845,230	128,945,230	2.7%

1359 Broadway	Marlboro Building Associates L.L.C.	147,933,045	-	168,533,045	158,233,045	3.3%

One Grand Central Place	60 East 42nd St. Associates L.L.C.	295,469,533	-	330,669,533	313,069,533	6.5%
	Lincoln Building Associates L.L.C.	278,387,317	-	313,587,317	295,987,317	6.2%

		573,856,850	-	644,256,850	609,056,850	12.7%

Empire State Building	Empire State Building Co L.L.C.	1,098,886,482	-	1,225,386,482	1,162,136,482	24.2%
	Empire State Building Associates L.L.C.	1,120,362,549	-	1,246,862,549	1,183,612,549	24.7%

		2,219,249,030	-	2,472,249,030	2,345,749,030	48.9%

250 West 57th Street	250 West 57th Street Associates L.L.C.	154,039,607	-	172,089,607	163,064,607	3.4%
	Fisk Building Associates L.L.C.	142,123,797	-	160,173,797	151,148,797	3.2%

		296,163,405	-	332,263,405	314,213,405	6.6%

10 Bank Street	1185 Bank L.L.C.	13,080,253	-	18,080,253	15,580,253	0.3%

500 Mamaroneck Ave	Malkin 500 Mamaroneck Avenue L.P.	12,023,878	-	17,223,878	14,623,878	0.3%

Duff & Phelps - CONFIDENTIAL	47

Valuation Analysis

Summary of Partnership Exchange Values (continued)

Exchange Value Summary

Property / Company	Entity	Exchange Value Range			Concluded Exchange Value	As % of Total REIT

383 Main Ave	Fairfield Merritview SPE L.L.C.	$3,861,887	-	$7,561,887	$5,711,887	0.1%

100, 200 & 300 First Stamford Place	First Stamford Place SPE L.L.C.	2,378,999	-	12,391,239	7,385,119	0.2%
	Fairfax First Stamford SPE L.L.C.	2,190,822	-	10,484,702	6,337,762	0.1%
	Merrifield First Stamford SPE L.L.C.	2,190,822	-	10,484,702	6,337,762	0.1%

		6,760,644	-	33,360,644	20,060,644	0.4%

10 Union Square	New York Union Square Retail L.P.	78,129,307	-	88,629,307	83,379,307	1.7%

Metro Center	One Station Place, Limited Partnership	50,052,962	-	65,752,962	57,902,962	1.2%

103-107 Main Street	Westport Main Street Retail L.L.C.	6,575,553	-	7,275,553	6,925,553	0.1%

69-97 Main Street	Malkin Co-Investor Capital L.P.	20,007,416	-	23,107,416	21,557,416	0.4%

77 West 55th Street	Malkin East West Retail Portfolio L.P.	51,761,882	-	60,261,882	56,011,882	1.2%

170 East 8th Street	1185 Gotham L.L.C.	19,224,902	-	23,324,902	21,274,902	0.4%

B.B.S.F., L.L.C.		13,870,000	-	15,330,000	14,600,000	0.3%

Malkin Holdings, LLC (Ex Overrides)		5,527,000	-	6,277,000	5,777,000	0.1%

Malkin Properties		5,150,000	-	5,850,000	5,500,000	0.1%

Malkin Construction Corp.		4,688,000	-	5,400,000	5,025,000	0.1%

Total Exchange Value		$4,489,400,738	-	$5,100,422,738	$4,794,767,738	100.0%

Duff & Phelps - CONFIDENTIAL	48

3.	Valuation Analysis of Malkin Holdings LLC

Valuation Analysis of Malkin Holdings LLC

Methodology

•	Discounted Cash Flow Analysis – Income Approach

•	Duff & Phelps based its DCF on the financial projections as provided by Management for the fiscal years ending December 31, 2012-2021.

•	Duff & Phelps performed a discounted cash flow analysis of the projected free cash flows.

•	Free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders.

•	Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk.

•	The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

•	For purposes of the income approach, all of the overrides related to the Properties were excluded and valued separately as previously described.

•	Beyond the projection period, Duff & Phelps estimated the terminal value by utilizing a perpetuity formula, a commonly accepted terminal value approach.

Duff & Phelps - CONFIDENTIAL	50

Valuation Analysis of Malkin Holdings LLC

Discounted Cash Flow Analysis Summary

•	Based on Duff & Phelps’ analysis, the range of value, as determined by the discounted cash flow analysis, is $4.0 million to $4.8 million, with a midpoint of $4.3 million.

Discounted Cash Flow Analysis	Malkin Holdings LLC

	LTM	2012E	2013P	2014P	2015P	2016P	2017P	2018P	2019P	2020P	2021P	10-Yr CAGR

Revenue	$10,811,320	$9,123,848	$9,740,696	$9,886,594	$10,470,403	$10,376,792	$11,312,640	$11,413,938	$11,468,108	$11,910,986	$11,922,246	2.0%
Growth	NA	(6.8%)	6.8%	1.5%	5.9%	(0.9%)	9.0%	0.9%	0.5%	3.9%	0.1%

EBITDA	1,811,807	924,133	1,318,099	1,234,427	1,581,780	1,357,278	1,568,226	1,402,061	1,181,087	1,340,908	1,041,895	(0.4%)
EBITDA Margin	16.8%	10.1%	13.5%	12.5%	15.1%	13.1%	13.9%	12.3%	10.3%	11.3%	8.7%

		6/30-12/31
Earnings Before Interest and Taxes		($934,145)	$1,092,580	$1,002,144	$1,342,528	$1,110,848	$1,314,403	$1,140,624	$911,806	$1,063,549	$756,215
Pro Forma Taxes @ 39.6%		370,062	(432,826)	(396,999)	(531,842)	(440,062)	(520,701)	(451,858)	(361,212)	(421,325)	(299,574)

Net Operating Profit After Tax		(564,083)	659,755	605,144	810,686	670,785	793,702	688,766	550,594	642,224	456,640

Depreciation		114,941	225,518	232,284	239,252	246,430	253,823	261,438	269,281	277,359	285,680
Capital Expenditures		(133,794)	(250,576)	(258,093)	(265,836)	(273,811)	(282,025)	(290,486)	(299,201)	(308,177)	(317,422)
(Increase) Decrease in Working Capital		32,391	(11,841)	(2,801)	(11,206)	1,797	(17,964)	(1,944)	(1,040)	(8,501)	(216)

Free Cash Flow		($550,546)	$622,856	$576,534	$772,896	$645,201	$747,536	$657,773	$519,634	$602,905	$424,682

Terminal Growth Rate		3.0%	3.0%	3.0%
Weighted Average Cost of Capital		13.5%	12.5%	11.5%

Terminal Value		$4,165,926	$4,604,445	$5,146,144

Present Value of Terminal Value		1,332,750	1,595,161	1,932,005
Present Value of Discrete Cash Flow		2,653,622	2,769,298	2,891,870

Concluded Enterprise Value Range		$4,000,000	$4,250,000	$4,750,000

Implied Enterprise Value Multiples

2012 EBITDA	$924,133	4.3x	4.6x	5.1x
2013 EBITDA	$1,318,099	3.0x	3.2x	3.6x
2012 Revenue	$9,123,848	0.44x	0.47x	0.52x

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	51

Valuation Analysis of Malkin Holdings LLC

Exchange Value Conclusion

•	Based on Duff & Phelps’ analysis, the exchange value of Malkin Holdings LLC ranges from $5.5 million to $6.3 million, with a midpoint exchange value of $5.8 million.

Exchange Value Summary	Malkin Holdings LLC

	Low	Mid	High

Enterprise Value Conclusion	$4,000,000	$4,250,000	$4,750,000

Plus: Cash and Equivalents (1)	0	0	0
Plus: Unpaid Cash Overrides	1,527,000	1,527,000	1,527,000
Less: Debt	0	0	0

Exchange Value	$5,527,000	$5,777,000	$6,277,000

(1)	All excess cash is assumed to be distributed to members.

Duff & Phelps - CONFIDENTIAL	52

Valuation Analysis of Malkin Holdings LLC

Exchange Value

•	The table below summarizes the exchange value of the Company which included the overrides related to the Partnerships.

Malkin Holdings LLC Exchange Value

Property / Entity	Legal Entity	Capital Override ($)	Class A	Class B (1)

112-122 West 34th Street	112 West 34th Street Company L.L.C.	$8,184,012	$7,668,419	$515,593
112-122 West 34th Street	112 West 34th Street Associates L.L.C.	18,833,070	18,098,428	734,643
1350 Broadway	1350 Broadway Associates L.L.C.	13,545,915	12,692,522	853,393
1400 Broadway	1400 Broadway Associates L.L.C.	13,841,419	12,969,410	872,009
501 Seventh Avenue	Seventh & 37th Building Associates L.L.C.	5,746,980	5,384,920	362,060
501 Seventh Avenue	501 Seventh Avenue Associates L.L.C.	6,273,628	5,878,390	395,239
1359 Broadway	Marlboro Building Associates L.L.C.	10,404,981	9,749,467	655,514
One Grand Central Place	60 East 42nd St. Associates L.L.C.	31,208,953	29,958,718	1,250,235
One Grand Central Place	Lincoln Building Associates L.L.C.	29,598,732	29,598,732	0
Empire State Building	Empire State Building Associates L.L.C.	108,143,382	106,893,146	1,250,235
Empire State Building	Empire State Building Co L.L.C.	9,510,635	9,510,635	0
Empire State Building	Empire State Building Co L.L.C.	527,522	527,522	0
250 West 57th Street	250 West 57th Street Associates L.L.C.	12,207,951	11,438,850	769,101
250 West 57th Street	Fisk Building Associates L.L.C.	18,025,643	17,544,508	481,135
100, 200 & 300 First Stamford Place	Fairfax First Stamford SPE L.L.C.	633,776	593,848	39,928

	Total Override Value	$286,686,599	$278,507,515	$8,179,084

	Malkin Holdings LLC (Ex-Overrides)	5,777,000	5,413,049	363,951

	Equity Value of Malkin Holdings LLC		$283,920,564	$8,543,035
	% Ownership in REIT		5.922%	0.178%

	Total Exchange Value of Malkin Holdings LLC			$292,463,599
	% Ownership in REIT			6.100%

(1)	The lesser of 6.3% of override and CPI adjusted cap of $1,150,000 ($1,250,235 as of June 30, 2012).

Duff & Phelps - CONFIDENTIAL	53

4.	Valuation Analysis of Malkin Construction Corp.

Valuation Analysis of Malkin Construction Corp.

Methodology

•	Discounted Cash Flow Analysis – Income Approach

•	Duff & Phelps considered financial projections as approved by Management for the fiscal years ending December 31, 2012-2020.

•	Duff & Phelps performed a discounted cash flow analysis of the projected free cash flows.

•	Free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders.

•	Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk.

•	The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

•	Beyond the projection period, Duff & Phelps estimated the terminal value by utilizing a perpetuity formula, a commonly accepted terminal value approach.

•	Selected Public Company Analysis

•	Duff & Phelps reviewed the current trading multiples of five publicly traded companies that were determined to be relevant in its analysis.

•	Analyzed the projected revenue and EBITDA for each of the publicly traded companies.

•	Analyzed the peer group’s trading multiples of enterprise value (“EV”) to their respective EBITDA and revenue.

None of the companies utilized for comparative purposes in the following analysis are, of course, identical to the Malkin Construction Corp. Accordingly, a complete valuation analysis cannot be limited to a quantitative review of the selected companies, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of Malkin Construction Corp.

Duff & Phelps - CONFIDENTIAL	55

Valuation Analysis of Malkin Construction Corp.

Discounted Cash Flow Analysis Summary

•	Based on Duff & Phelps’ analysis, the range of value ,as determined by the discounted cash flow analysis, is $5.2 million to $5.7 million, with a midpoint of $5.4 million.

Discounted Cash Flow Analysis	Malkin Construction Corp.

		2012E	2013P	2014P	2015P	2016P	2017P	2018P	2019P	2020P	9-Yr CAGR

Revenue		$29,567,073	$44,350,609	$53,220,731	$54,817,353	$56,461,873	$58,155,730	$59,900,402	$61,697,414	$63,548,336	1.8%
Growth		(45.3%)	50.0%	20.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%

EBITDA		56,645	997,889	1,197,466	1,233,390	1,270,392	1,308,504	1,347,759	1,388,192	1,429,838	9-Yr. Avg
EBITDA Margin		0.2%	2.3%	2.2%	2.3%	2.3%	2.2%	2.3%	2.2%	2.3%	2.0%
EBITDA Growth		(97.1%)	1,661.6%	20.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%

		7/1-12/31
Earnings Before Interest and Taxes		$282,335	$980,737	$1,177,361	$1,209,586	$1,243,783	$1,279,686	$1,317,123	$1,355,994	$1,396,239
Pro Forma Taxes @ 39.6%		(111,847)	(388,519)	(466,412)	(479,177)	(492,725)	(506,947)	(521,778)	(537,177)	(553,120)

Net Operating Profit After Tax		170,488	592,218	710,950	730,409	751,059	772,738	795,345	818,817	843,119

Depreciation		10,092	17,152	20,105	23,804	26,609	28,818	30,636	32,198	33,598
Capital Expenditures		(5,425)	(26,244)	(31,492)	(32,437)	(33,410)	(34,412)	(35,445)	(36,508)	(37,603)
(Increase) Decrease in Working Capital		(273,305)	297,450	178,470	32,125	33,088	34,081	35,103	36,156	37,241

Free Cash Flow		($98,150)	$880,576	$878,032	$753,900	$777,346	$801,225	$825,639	$850,663	$876,355

Terminal Growth Rate		3.00%	3.00%	3.00%
Weighted Average Cost of Capital		17.50%	16.50%	15.50%

Terminal Value		$6,225,143	$6,686,264	$7,221,165

Present Value of Terminal Value		1,833,824	1,969,663	2,127,236
Present Value of Discrete Cash Flow		3,349,897	3,459,541	3,575,052

Concluded Enterprise Value Range (Rounded)		$5,175,000	$5,400,000	$5,700,000

Implied Enterprise Value Multiples

2013 EBITDA	$997,889	5.2x	5.4x	5.7x
2012 Revenue	$29,567,073	0.18x	0.18x	0.19x

Source: Provided by the management of Malkin Construction Corp.

Duff & Phelps - CONFIDENTIAL	56

Valuation Analysis of Malkin Construction Corp.

Selected Public Company Analysis

Selected Public Company Analysis

($ in millions, except per share data)

COMPANY INFORMATION	REVENUE GROWTH				EBITDA GROWTH				EBITDA MARGIN
Company Name	3-YR CAGR	LTM	2012	2013	3-YR CAGR	LTM	2012	2013	3-YR AVG	LTM	2012	2013
Bird Construction Inc.	-2.1%	32.0%	31.1%	5.6%	-15.2%	29.3%	79.3%	20.2%	7.0%	5.2%	6.8%	7.7%
Balfour Beatty plc	4.7	2.8	2.9	0.0	9.4	0.3	22.3	5.3	3.3	3.4	4.1	4.3
Churchill Corp.	22.8	10.1	5.7	5.4	9.5	-10.9	11.3	26.3	6.4	4.5	5.2	6.3
Kier Group plc	-3.1	-0.5	2.7	4.1	-8.5	4.8	-6.6	6.1	3.5	3.6	3.6	3.7
Tutor Perini Corporation	-13.1	36.1	18.9	8.7	-1.6	18.9	11.6	12.1	5.6	5.5	5.4	5.6

Mean	1.8%	16.1%	12.2%	4.8%	-1.3%	8.5%	23.6%	14.0%	5.2%	4.4%	5.0%	5.5%
Median	-2.1%	10.1%	5.7%	5.4%	-1.6%	4.8%	11.6%	12.1%	5.6%	4.5%	5.2%	5.6%

LTM = Latest Twelve Months

CAGR = Compounded Annual Growth Rate

Enterprise Value (EV) = (Market Capitalization) + (Debt + Preferred Stock + Noncontrolling Interest) - (Cash & Equivalents)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Source: Bloomberg, Capital IQ, SEC filings

Duff & Phelps - CONFIDENTIAL	57

Valuation Analysis of Malkin Construction Corp.

Selected Public Company Analysis (continued)

Selected Public Company Analysis

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA			ENTERPRISE VALUE AS MULTIPLE OF
	Stock	% of 52-		LTM	2012	2013	LTM	2012
Company Name	Price	Wk High	EV	EBITDA	EBITDA	EBITDA	Revenue	Revenue
Bird Construction Inc.	$13.96	92.0%	$471	8.5x	5.5x	4.6x	0.44x	0.38x
Balfour Beatty plc	4.67	92.0	2,334	4.6	3.7	3.5	0.16	0.15
Churchill Corp.	11.76	65.5	398	6.2	5.2	4.1	0.28	0.27
Kier Group plc	19.73	84.5	554	4.7	4.4	4.2	0.17	0.16
Tutor Perini Corporation	12.67	66.6	1,038	4.7	4.3	3.9	0.26	0.24

Mean		80.1%	$959	5.7x	4.6x	4.1x	0.26x	0.24x
Median		84.5%	$554	4.7x	4.4x	4.1x	0.26x	0.24x

LTM = Latest Twelve Months

Enterprise Value (EV) = (Market Capitalization) + (Debt + Preferred Stock + Noncontrolling Interest) - (Cash & Equivalents)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Source: Bloomberg, Capital IQ, SEC filings

Duff & Phelps - CONFIDENTIAL	58

Valuation Analysis of Malkin Construction Corp.

Selected Public Company Analysis Conclusion

•	Based on Duff & Phelps’ analysis, the range of value, as determined by the selected public company analysis, is $4.2 million to $5.1 million, with a midpoint of $4.7 million.

Selected Public Company Analysis	Malkin Construction Corp.

Enterprise Valuation Multiples			Valuation Summary
Metric	Public Company Range	Public Company Median	Selected Multiple Range	Company Performance	Enterprise Value Range

2013 EBITDA	3.5x - 4.6x	4.1x	4.0x - 5.0x	$997,889	$3,991,555 - $4,989,444
LTM Revenue	0.16x - 0.44x	0.26x	0.10x - 0.12x	$43,150,609	$4,315,061 - $5,178,073

			Concluded Enterprise Value Range		$4,200,000 - $5,100,000

Duff & Phelps - CONFIDENTIAL	59

Valuation Analysis of Malkin Construction Corp.

Exchange Value Conclusion

•	Based on Duff & Phelps’ analysis, the exchange value of Malkin Construction Corp. ranges from $4.7 million to $5.4 million, with a midpoint exchange value of $5.0 million.

Exchange Value Conclusion	Malkin Construction Corp.

	Low	Mid	High

Discounted Cash Flow Analysis	$5,175,000	$5,400,000	$5,700,000
Selected Public Company Analysis	4,200,000	4,650,000	5,100,000

Enterprise Value Conclusion	$4,688,000	$5,025,000	$5,400,000

Plus: Cash and Equivalents (1)	0	0	0
Less: Debt	0	0	0

Exchange Value	$4,688,000	$5,025,000	$5,400,000

(1)	All excess cash is assumed to be distributed to members.

Duff & Phelps - CONFIDENTIAL	60

4.	Valuation Analysis of Malkin Properties

Valuation Analysis of Malkin Properties

Methodology

•	Discounted Cash Flow Analysis – Income Approach

•	Duff & Phelps considered financial projections as approved by Management for the fiscal years ending December 31, 2012-2020.

•	Duff & Phelps performed a discounted cash flow analysis of the projected free cash flows.

•	Free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders.

•	Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk.

•	The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

•	Beyond the projection period, Duff & Phelps estimated the normalized terminal value by utilizing a perpetuity formula, a commonly accepted terminal value approach.

•

Duff & Phelps based the terminal value on a normalized terminal year which reflects, among other things, the assumptions for long term growth, EBITDA margin, capital expenditures, and investment in net working capital.

Duff & Phelps - CONFIDENTIAL	62

Valuation Analysis of Malkin Properties

Terminal Value Calculation

•	Based on the projections provided by management, Duff & Phelps normalized the terminal free cash flow as shown in the table below.

Normalized Terminal Free Cash Flow

Management Fees	$4,085,410
Leasing Fees (1)	1,170,756
Financing Fees (2)	743,395
Other Fees (3)	934,433

Total Revenue	6,933,994

Expenses (4)	(5,914,109)

EBITDA	1,019,884

Depreciation	83,082

EBIT	1,102,966

Taxes	(436,940)

NOPAT	666,026
Depreciation	(83,082)
Capital Expenditures	(87,455)
Change in New Working Capital	(28,034)

Free Cash Flow	$467,456

(1)	Normalized based on the 10-yr average leasing fees as a % of management fees (28.7%).
(2)	Normalized based on the 10-yr average financing fees as a % of management fees (18.2%).
(3)	Normalized based on the 10-yr average other fees as a % of management fees (22.9%).
(4)	Normalized based on the 10-yr average expenses as % of total revenue (85.2%).

Duff & Phelps - CONFIDENTIAL	63

Valuation Analysis of Malkin Properties

Discounted Cash Flow Analysis Summary

•	Based on Duff & Phelps’ analysis, the range of value, as determined by the discounted cash flow analysis, is $5.2 million to $5.9 million, with a midpoint of $5.5 million.

Discounted Cash Flow Analysis	Malkin Properties - MP, MCT, MNY

		2012E	2013P	2014P	2015P	2016P	2017P	2018P	2019P	2020P	9-Yr CAGR

Revenue		$5,149,433	$6,605,695	$5,892,870	$6,036,370	$6,969,289	$10,932,052	$6,726,186	$6,830,095	$8,452,525	6.2%
Growth		NA	28.3%	(10.8%)	2.4%	15.5%	56.9%	(38.5%)	1.5%	23.8%

EBITDA		298,958	1,212,809	553,049	420,206	1,243,115	4,773,529	349,012	328,430	1,721,300	9-Yr Avg
EBITDA Margin		5.8%	18.4%	9.4%	7.0%	17.8%	43.7%	5.2%	4.8%	20.4%	14.7%
EBITDA Growth		NA	305.7%	(54.4%)	(24.0%)	195.8%	284.0%	(92.7%)	(5.9%)	424.1%

		7/1-12/31									Terminal
Earnings Before Interest and Taxes		$404,879	$1,153,455	$477,682	$336,686	$1,154,649	$4,681,399	$253,700	$230,085	$1,619,933	$1,102,966
Pro Forma Taxes @ 39.6%		(160,393)	(456,941)	(189,234)	(133,378)	(457,414)	(1,854,536)	(100,503)	(91,148)	(641,737)	(436,940)

Net Operating Profit After Tax		244,486	696,514	288,449	203,308	697,235	2,826,863	153,197	138,937	978,197	666,026

Depreciation		19,380	59,355	75,367	83,520	88,466	92,130	95,312	98,345	101,367	(83,082)
Capital Expenditures		(42,369)	(86,681)	(89,282)	(91,960)	(94,719)	(97,561)	(100,487)	(103,502)	(106,607)	(87,455)
(Increase) Decrease in Working Capital		(19,475)	1,077	(70,839)	(21,420)	(29,639)	(35,544)	(21,021)	(32,671)	(20,096)	(28,034)

Free Cash Flow		$202,022	$670,264	$203,695	$173,448	$661,342	$2,785,888	$127,000	$101,109	$952,861	$467,456

Terminal Growth Rate		3.00%	3.00%	3.00%
Weighted Average Cost of Capital		13.50%	12.50%	11.50%

Terminal Value		$4,585,522	$5,068,208	$5,664,468

Present Value of Terminal Value		1,786,597	1,974,659	2,206,972
Present Value of Discrete Cash Flow		3,386,525	3,510,820	3,642,248

Concluded Enterprise Value Range (Rounded)		$5,150,000	$5,500,000	$5,850,000
Implied Enterprise Value Multiples
2012 EBITDA	$298,958	17.2x	18.4x	19.6x
2013 EBITDA	$1,212,809	4.2x	4.5x	4.8x
2012 Revenue	$5,149,433	1.00x	1.07x	1.14x

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	64

Valuation Analysis of Malkin Properties

Equity Value Conclusion

•	Based on Duff & Phelps’ analysis, the exchange value of Malkin Properties ranges from $5.2 million to $5.9 million, with a midpoint exchange value of $5.5 million.

Exchange Value Conclusion	Malkin Properties - MP, MCT, MNY

	Low	Mid	High

Enterprise Value Conclusion	$5,150,000	$5,500,000	$5,850,000

Plus: Cash and Equivalents (1)	0	0	0
Less: Debt	0	0	0

Exchange Value	$5,150,000	$5,500,000	$5,850,000

(1)	All excess cash is assumed to be distributed to members.

Duff & Phelps - CONFIDENTIAL	65

Appendix 1	Assumptions, Qualifications and Limiting Conditions

Assumptions, Qualifications and Limiting Conditions

•	In performing its analyses with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

•

Relied upon the accuracy, completeness, and fair presentation of the Information, and all other information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify any of the Information or such information;

•

Relied upon the fact that the Company has been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

•

Assumed that any estimates, evaluations, forecasts, projections, the Information, and the Investor allocation schedules furnished to Duff & Phelps were reasonably prepared and based upon the best information currently available to, and the good faith judgment of, the person furnishing the same;

•	Assumed that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction;

•

Assumed that the factual statements concerning the Partnerships and Properties made in the Solicitations do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading;

•	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

•

Assumed that there has been no material change in the assets, financial condition, business, or prospects of the Partnerships, the Properties, the Company or the Management Companies since the date of the most recent financial statements and other information made available to Duff & Phelps;

•

Made no investigation of, and assumed no responsibility for, the legal description or for legal matters including title or encumbrances. Title to the Properties is assumed to be good and marketable unless otherwise stated. The Properties are further assumed to be free and clear of liens, easements, encroachments and other encumbrances unless otherwise stated, and all improvements are assumed to lie within property boundaries;

•

Assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been, or can readily be obtained, or renewed for any use on which the value estimates provided in this report are based;

Duff & Phelps - CONFIDENTIAL	67

Assumptions, Qualifications and Limiting Conditions

•	Assumed full compliance with all applicable federal, state and local zoning, use, occupancy, environmental, and similar laws and regulations, unless otherwise stated;

•	Assumed responsible ownership and competent property management;

•	Assumed areas and dimensions of the Properties were obtained from sources believed to be reliable. No independent surveys were conducted;

•

Assumed there are no hidden or unapparent conditions of the Properties, subsoil, or structures that affect value. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them;

•

No soil analysis or geological studies were ordered or made in conjunction with Duff & Phelps’ analysis, nor was an investigation made of any water, oil, gas, coal, or other subsurface mineral and use rights or conditions;

•

Duff & Phelps was not engaged nor are we qualified to detect the existence of hazardous material, which may or may not be present on or near the Properties. The presence of potentially hazardous substances may affect the value of the Properties. The value estimate herein is predicated on the assumption that there is no such material on, in, or near the Property that would cause a loss in value. No responsibility is assumed for any such conditions or for any expertise or engineering knowledge required to discover them;

•

The Americans with Disabilities Act (“ADA”) became effective January 26, 1992. Duff & Phelps has not made a specific compliance survey and analysis of the Properties to determine whether or not they are in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property along with a detailed study of ADA requirements could reveal that the property is not in compliance with the ADA. If so, this would have a negative effect on the property value. Duff & Phelps was not furnished with any compliance surveys or any other documents pertaining to this issue and therefore did not consider compliance or noncompliance with the ADA requirements when estimating the value of the property;

•

Assumed that each of the Partnerships will consent to the Proposed Transaction, and that the REIT will acquire all of assets and liabilities of the Partnerships, the Company, and the Management Companies (other than certain specified excluded assets);

•

Assumed at the direction of the Company that, for the purposes of its analysis, the value of each form of Consideration (limited partnership interests in the operating partnership of the REIT, cash, or shares of Class A or Class B common stock in the REIT) is equivalent;

•

Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Solicitations without any amendments thereto or any waivers of any terms or conditions thereof; and

•

Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the REIT, the Company, or the Management Companies.

Duff & Phelps - CONFIDENTIAL	68

Assumptions, Qualifications and Limiting Conditions

•

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters many of which are beyond the control of any party involved in the Proposed Transaction.

•

In rendering its opinion as to the fairness from a financial point of view of the allocation of Consideration to the Investors in the Proposed Transaction, Duff & Phelps relied on information provided by the management of the Company concerning the terms of the constituent documents of the Partnerships which are applicable to distributions of capital proceeds to the Investors.

•

Duff & Phelps has prepared the valuation of the Properties, the Partnerships, the Company, and the Management Companies as of June 30, 2012 and assumes (i) no responsibility for changes in market conditions and (ii) no obligation to revise its analysis to reflect any such changes which occurred subsequent to June 30, 2012. This Opinion is effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

•

Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Properties, the Company, or the Management Companies, or (ii) advise the Company or any other party with respect to alternatives to the Proposed Transaction.

•

Duff & Phelps is not expressing any opinion as to the market price or value of REIT, including the price at which the Class A common stock or any other securities of the Company or the operating partnership may trade at any time, or, except as set forth in the valuation analysis, any particular Property, the Company or the Management Companies, either before or after the completion of the Proposed Transaction or the IPO. In this regard, this Opinion addresses the relative percentage of the Consideration that each of the Partnerships, the Management Companies and the Company is to receive in the Proposed Transaction, and not the market price or value of the Consideration upon completion of the Proposed Transaction and the IPO. This Opinion is based on its valuation analyses of the Properties, the Partnerships, the Company, and the Management Companies as of June 30, 2012.

•

Our analysis did not take into account (i) any potential incremental value attributable to the portfolio of assets taken as a whole after giving effect to the Proposed Transaction; and (ii) the effects of variations in aggregate values attributed to the portfolio assets after giving effect to the Proposed Transaction on relative values of such portfolio assets. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

Duff & Phelps - CONFIDENTIAL	69

Assumptions, Qualifications and Limiting Conditions

•

This Opinion is for the information of the Company, its officers, managers and members and the Partnerships in connection with their consideration of the Proposed Transaction and will be furnished to Investors in the Partnerships pursuant to the Solicitations and will be filed pursuant to the Form S-4 and may not be used for any other purpose without our prior written consent. The basis and methodology for this Opinion have been designed specifically for the express purposes of the Company, the Management Companies and the Partnerships and may not translate to any other purposes.

•

This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction, (ii) is not a recommendation as to how the Investors should vote or act with respect to any matters relating to the Proposed Transaction, and (iii) does not address whether the Investors should elect to receive Class A common stock, limited partnership interests in the operating partnership, or cash, or whether to proceed with the Proposed Transaction or any related transaction. The ultimate decision to participate in the Proposed Transaction or any related transaction must be made by each Partnership and will need to take into account factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

Duff & Phelps - CONFIDENTIAL	70

Appendix 2	Property Value Allocation Waterfalls

Property Value Allocation Waterfalls

112-122 West 34th Street

112 West 34 St. Waterfall

Amount to allocate for capital transaction	$333,680,322

	112 West 34th Street Company L.L.C.	112 West 34th Street Associates L.L.C.
	163,680,245	170,000,077

112 West 34th Street Company L.L.C.	163,680,245
Breakpoint	0

Net for override	163,680,245
Override to MH	8,184,012

Net to Investors	$155,496,233

	50% LMH (master partner)	23% of PLM group not subject to override	27% of PLM group subject to override
Allocation	77,748,117	35,764,134	41,983,983
Cumulative priority			0
Return of capital			1,080,000
Net for override			40,903,983
Override to Wien			18,937,029
Override to Wiessmann			1,514,962

To investors	77,748,117	35,764,134	21,531,991

112 West 34th Street Associates L.L.C.		170,000,077
Return of capital		4,500,000

Net for override		165,500,077
Override to MH		16,550,008

Net to Investors		$153,450,069

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	72

Property Value Allocation Waterfalls

1350 Broadway

1350 Broadway Associates L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$135,845,247

	DMB Group	PLM Group
Allocation to group	$67,922,623	$67,922,623
Return of capital		193,049

Net for override		67,729,574
Malkin Holdings override (20.0%)		13,545,915

Net to Investors	$67,922,623	$54,376,708

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	73

Property Value Allocation Waterfalls

1400 Broadway

1400 Broadway Associates L.L.C. Waterfall

Amount to allocate for capital transaction		$278,778,379

Split among groups	Total	AEM as agent for 2 groups 25%	PLM as agent 50%	LMH 1400 LLC 25%

Allocation to group	$1,000,000	$175,000	$650,000	$175,000
	300,000	150,000	0	150,000
	650,000	162,500	325,000	162,500

Net subject to override	276,828,379
MH override	13,841,419

Balance allocated to investors	262,986,960	65,746,740	131,493,480	65,746,740

Total to investors		$66,234,240	$132,468,480	$66,234,240

2nd override
20% of AEM 25% group		$13,246,848
Threshold		400,000

Net for 2nd override		12,846,848

PLM Family 5 LLC		1,605,856
Morse		1,605,856

Net to investors of 20% group		10,035,136
80% of 25% group		52,987,392

Net to investors		$63,022,528	$132,468,480	$66,234,240

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	74

Property Value Allocation Waterfalls

501 Seventh Ave

501 Seventh Avenue Waterfall

Amount to Allocate for Capital Transaction	$128,945,230

	501 Seventh Avenue Associates L.L.C.	Seventh & 37th Building Associates L.L.C.
	$62,736,281	$66,208,949

501 Seventh Avenue Associates LLC	$62,736,281
Breakpoint	0

Net for Override	62,736,281

Total Malkin Holdings override	6,273,628

Net to Investors	$56,462,653

Seventh & 37th Building Associates	$66,208,949
Return of capital for VC	(3,600,000)

Net for override	62,608,949
Malkin Holdings override	5,746,980

Net to Investors	$60,461,969

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	75

Property Value Allocation Waterfalls

1359 Broadway

Marlboro Building Associates L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$158,233,045

Marlboro Building Associates LLC	158,233,045
Return of capital	3,590,222

Net for Override	154,642,823
MH Override (VC)	10,404,981

Net to Investors	$147,828,064

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	76

Property Value Allocation Waterfalls

One Grand Central Place

60 East 42nd St. Associates L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$609,056,850

	Lincoln Building Associates L.L.C.	60 East 42nd St. Associates L.L.C.
Total Allocation	$295,987,317	$313,069,533

Lincoln Building Associates L.L.C.	$295,987,317
Annual Breakpoint	0

Net for Override	295,987,317

MH Override	29,598,732

Net to Investors	$266,388,586

60 East 42nd Street Associates L.L.C.		$313,069,533
Threshold		980,000

Net for Override		312,089,533
MH Override		31,208,953

Net to Investors		$281,860,580

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	77

Property Value Allocation Waterfalls

Empire State Building

Empire State Building Waterfall

Amount to allocate for capital transaction	$2,345,749,030

Split Between ESBC and ESBA	Empire State Building Co L.L.C.	Empire State Building Associates L.L.C.
	$1,162,136,482	$1,183,612,549

	Master Partners (not subject to any override)	PLM Joint Venture dtd 4-2-71	PLM Joint Venture dtd 7-2-71	1273 Realty Company (portion subject to override)	1273 Realty Company (portion not subject to override)
Empire State Building Co L.L.C.
Ownership %	76.25%	10.00%	5.00%	8.3125%	0.4375%
Allocation	886,129,067	116,213,648	58,106,824	96,602,595	5,084,347
Return of capital		1,800,000	900,000	1,496,250
Priority		0	0	0

Subject to override		114,413,648	57,206,824	95,106,345
Override		28,603,412	14,301,706
Override				52,308,490

Net to Investors	$886,129,067	$87,610,236	$43,805,118	$44,294,105	$5,084,347

Empire State Building Associates L.L.C.
		1,183,612,549
Return of Capital		33,000,000

Net for Override		1,150,612,549
MH Override (VC)		108,143,382

Net to Investors		$1,075,469,167

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	78

Property Value Allocation Waterfalls

250 West 57th Street

250 West 57th Waterfall

Amount to allocate for capital transaction	$314,213,405

	Fisk Building Associates L.L.C.	250 West 57th Street Associates L.L.C.
	$151,148,797	$163,064,607

Fisk Building Associates L.L.C.:	$151,148,797
Breakpoint	0

Net for Override	151,148,797
MH Override	15,114,880

Net to investors	$136,033,918

	Members	45% Group
	$74,818,655	$61,215,263
Unpaid priority		0
Return of capital		3,000,000

Net for override		58,215,263

MH override		2,910,763
Malkin Family		13,826,125
Morse Family		13,826,125

Net to Investors	$74,818,655	$30,652,250

250 West 57th Street Associates L.L.C.:
	$163,064,607
Return of capital	7,200,000

Net for override (VC)	155,864,607
MH override (VC)	12,207,951

Net to Investors	$150,856,656

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	79

Property Value Allocation Waterfalls

10 Bank Street & Gotham

1185 Gotham L.L.C. and 1185 Bank L.L.C. Waterfall

Gotham Equity Value	$21,274,902
Bank Street Equity Value	15,580,253

Amount to Allocate for Capital Transaction	$36,855,156

	Class 1 LPs	GP	Class 2 LPs	Support Co
	98.006%	1.994%	0.000%	0.000%

Remaining capital	$24,882,698	$506,160	$0	$0

Priority	4,184,420	85,119	0	1,988,308
Return of capital	24,882,698	506,160	0
Remainder	3,880,295	52,085	1,276,070

Net to Investors	$32,947,413	$643,364	$1,276,070	$1,988,308

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	80

Property Value Allocation Waterfalls

500 Mamaroneck Ave

500 Mamaroneck Avenue L.P. Waterfall

Amount to Allocate for Capital Transaction	$14,623,878

	500 Mamaroneck Avenue L.P.	Viviane Paris, LLC

Allocation %	75.0%	25.0%
Allocation $	$10,967,909	$3,655,970

500 Mamaroneck Avenue L.P.:

	Class A	GP	Class B
Remaining capital	13,500,000	136,364

Return of capital	10,858,230	109,679	0
Priority	0	0	0
Remainder	0	0	0

Total	$10,858,230	$109,679	$0

Viviane Paris, LLC:

	Viviane Paris, LLC		Class B
Remaining capital	4,388,121		0

Return of capital	3,655,970		0
Priority	0		0
Priority	0		0
Remainder	0		0

Total	$3,655,970		$0

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	81

Property Value Allocation Waterfalls

383 Main Ave

Fairfield Merritview Limited Partnership Waterfall

Amount to Allocate for Capital Transaction	$5,711,887

	Class A	GP	Class B	Override
Original Capital	8,800,000	89,000
Remaining Capital	0	0

Return of Capital	0	0
Priority @ 8.0%	0	0	0
Priority @ 12.0%	0	0	0	0
Remainder	2,804,539	51,407	2,284,752	571,189

Net to Investors	$2,804,539	$51,407	$2,284,752	$571,189

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	82

Property Value Allocation Waterfalls

100, 200 & 300 First Stamford Place

100, 200 & 300 First Stamford Place Waterfall

Amount to allocate for capital transaction	$20,060,644

Allocation	First Stamford Place SPE L.L.C. 37.64%	Fairfax First Stamford SPE L.L.C. / Merrifield First Stamford SPE L.L.C. 62.36%	Fairfax First Stamford SPE L.L.C. 31.18%	Merrifield First Stamford SPE L.L.C. 31.18%
	$7,385,119	$12,675,525	$6,337,762	$6,337,762

First Stamford Place SPE L.L.C.:

	Class A & A2 Members	Manager	Member
Original capital	$22,800,000	$230,303	$0
Remaining capital	0	0	0
Return of capital	0	0	0
Priority	0	0	0
Remainder	3,655,634	73,851	3,655,634

Total	$3,655,634	$73,851	$3,655,634

	Pool Share of Class B (20.0%)		731,127

Fairfax First Stamford SPE L.L.C.:
	$6,337,762
Return of capital	0

Net for override	6,337,762
MH override	633,776

Net to Investors	5,703,986

Merrifield First Stamford SPE L.L.C.:
	$6,337,762

	45%	55%
Allocation	$2,851,993.1	$3,485,769.3
Return of capital	0	0

Net	2,851,993	3,485,769

10% to MH (Assigned)	285,199	348,577
22.5% to PLMalkin Family 9 LLC	641,698	0
22.5% to EWM	641,698	0

Net to Investors	$1,283,397	$3,137,192

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	83

Property Value Allocation Waterfalls

10 Union Square

New York Union Square Retail L.P. Waterfall

Amount to Allocate for Capital Transaction	$83,379,307

	Class A	GP	Class B
Original capital	$7,500,000	$75,758	$0
Remaining capital	0	0	0
Return of capital	0	0	0
Priority	0	0	0
Remainder	41,272,757	833,793	41,272,757

Net to Investors	$41,272,757	$833,793	$41,272,757

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	84

Property Value Allocation Waterfalls

Metro Center

One Station Place, Limited Partnership Waterfall

Amount to Allocate for Capital Transaction	$57,902,962

	GP	Class A LP	Class B LP
	1.000%	9.000%	90.000%

Net to Investors	$579,030	$5,211,267	$52,112,666

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	85

Property Value Allocation Waterfalls

103-107 Main Street

Westport Main Street Retail L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$6,925,553

	Class A	GP	Class B
Original Capital	$9,119,000	$92,111	$0
Remaining Capital	9,119,000	92,111	0

Priority 1	805,485	8,136	0
Return of Capital	6,050,812	61,119	0
Remainder	0	0	0

Net to Investors	$6,856,297	$69,256	$0

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	86

Property Value Allocation Waterfalls

69-97 Main Street

Soundview Plaza Associates II L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$21,557,416

	Malkin Co-Investor Capital L.P.	Peter L. Malkin	New Soundview Plaza Associates, Limited Partnership
Ownership % Split	52.900%	24.154%	22.946%
Ownership $ Split	11,403,873	5,206,946	4,946,597

	Class A	GP	Class B
Malkin Co-Investor Capital L.P.:
Original capital	$13,850,000	$139,899	$0
Remaining capital	13,850,000	139,899	0

Priority 1	2,575,057	26,011	0
Return of capital	8,714,777	88,028	0
Priority 2	0	0	0
Remainder	0	0	0

Net to Investors	$11,289,834	$114,039	$0

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	87

Property Value Allocation Waterfalls

77 West 55th Street

East West Manhattan Retail Portfolio L.P. Waterfall

Amount to Allocate for Capital Transaction	$56,011,882

	Class A	GP	Class B
Original Capital	$9,900,000	$100,000	$0
Remaining Capital	0	0	0
Return of Capital	0	0	0
Priority	0	0	0
Remainder	27,725,882	560,119	27,725,882

Net to Investors	$27,725,882	$560,119	$27,725,882

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	88

Property Value Allocation Waterfalls

B.B.S.F., L.L.C.

B.B.S.F., L.L.C. Waterfall

Amount to Allocate for Capital Transaction	$14,600,000

	ARSA Associates	PLM Family 2000 LLC

Allocation %	47.368%	52.632%
Allocation $	$6,915,786	$7,684,214

ARSA Associates:

	PLM Family 2000 LLC	Anthony E. Malikn
	73.6111%	26.3889%
Remaining capital	$17,249,958	$0

Return of capital	6,915,786	0
Priority	0	0
Remainder	0	0

Total	$6,915,786	$0

Source: Provided by Company management

Duff & Phelps - CONFIDENTIAL	89

Appendix 3	Detailed Exchange Value Summary

Detailed Exchange Value Summary

Property	Legal Entity	Investor Class	Exchange Value	Allocation

112-122 West 34th Street	112 West 34th Street Company L.L.C.	50% LMH (master partner)	$77,748,117	1.6%
	112 West 34th Street Company L.L.C.	23% of PLM group not subject to override	$35,764,134	0.7%
	112 West 34th Street Company L.L.C.	27% of PLM group subject to override	$21,531,991	0.4%
	112 West 34th Street Company L.L.C.	Wien - Override	$18,937,029	0.4%
	112 West 34th Street Company L.L.C.	Wiessmann - Override	$1,514,962	0.0%
	112 West 34th Street Company L.L.C.	Malkin Holdings LLC - Override	$8,184,012	0.2%
	112 West 34th Street Associates L.L.C.	112 West 34th Street Associates L.L.C.	$151,167,007	3.2%
	112 West 34th Street Associates L.L.C.	Malkin Holdings LLC - Override	$18,833,070	0.4%

1333 Broadway	1333 Broadway Associates L.L.C.	Participants	$156,335,546	3.3%

1350 Broadway	1350 Broadway Associates L.L.C.	Peter L. Malkin - 50% Group	$54,376,708	1.1%
	1350 Broadway Associates L.L.C.	Malkin Holdings LLC - Override	$13,545,915	0.3%
	1350 Broadway Associates L.L.C.	David M. Baldwin - 50% Group	$67,922,623	1.4%

1400 Broadway	1400 Broadway Associates L.L.C.	Participants - 25% Group	$63,022,528	1.3%
	1400 Broadway Associates L.L.C.	Participants - 50% Group	$132,468,480	2.8%
	1400 Broadway Associates L.L.C.	LMH 1400 LLC	$66,234,240	1.4%
	1400 Broadway Associates L.L.C.	Malkin Holdings LLC - Override	$13,841,419	0.3%
	1400 Broadway Associates L.L.C.	Peter L. Malkin Family 5 LLC - Override	$1,605,856	0.0%
	1400 Broadway Associates L.L.C.	Enid Morse - Override	$1,605,856	0.0%

501 Seventh Avenue	Seventh & 37th Building Associates L.L.C.	Participants	$60,461,969	1.3%
	Seventh & 37th Building Associates L.L.C.	Malkin Holdings LLC - Override	$5,746,980	0.1%
	501 Seventh Avenue Associates L.L.C.	Member	$56,462,653	1.2%
	501 Seventh Avenue Associates L.L.C.	Malkin Holdings LLC - Override	$6,273,628	0.1%

1359 Broadway	Marlboro Building Associates L.L.C.	Members and Participants	$147,828,064	3.1%
	Marlboro Building Associates L.L.C.	Malkin Holdings LLC - Override	$10,404,981	0.2%

One Grand Central Place	60 East 42nd St. Associates L.L.C.	Participants	$281,860,580	5.9%
	60 East 42nd St. Associates L.L.C.	Malkin Holdings LLC - Override	$31,208,953	0.7%
	Lincoln Building Associates L.L.C.	Members	$266,388,586	5.6%
	Lincoln Building Associates L.L.C.	Malkin Holdings LLC - Override	$29,598,732	0.6%

Empire State Building	Empire State Building Co L.L.C.	Members	$886,129,067	18.5%
	Empire State Building Co L.L.C.	PLM 4-2-71 JV, 10% Participants	$87,610,236	1.8%
	Empire State Building Co L.L.C.	PLM 4-2-71 JV, 10% Override	$28,603,412	0.6%
	Empire State Building Co L.L.C.	PLM 7-2-71 JV, 5% Participants	$43,805,118	0.9%
	Empire State Building Co L.L.C.	PLM 7-2-71 JV, 5% Override	$14,301,706	0.3%
	Empire State Building Co L.L.C.	1273 Realty Company Participants	$48,850,930	1.0%
	Empire State Building Co L.L.C.	1273 Realty Company - Override	$42,797,855	0.9%
	Empire State Building Co L.L.C.	Malkin Holdings LLC - Override	$10,038,157	0.2%
	Empire State Building Associates L.L.C.	Participants	$1,075,469,167	22.4%
	Empire State Building Associates L.L.C.	Malkin Holdings LLC - Override	$108,143,382	2.3%

250 West 57th Street	250 West 57th Street Associates L.L.C.	Participants	$150,856,656	3.1%
	250 West 57th Street Associates L.L.C.	Malkin Holdings LLC - Override	$12,207,951	0.3%
	Fisk Building Associates L.L.C.	Participants - 45% Group	$30,652,250	0.6%
	Fisk Building Associates L.L.C.	Members	$74,818,655	1.6%
	Fisk Building Associates L.L.C.	IW Morose - Override	$13,826,125	0.3%
	Fisk Building Associates L.L.C.	Malkin Family - Override	$13,826,125	0.3%
	Fisk Building Associates L.L.C.	Malkin Holdings LLC - Override	$18,025,643	0.4%

10 Bank Street	1185 Bank L.L.C.	General Partner	$271,977	0.0%
	1185 Bank L.L.C.	Support Co.	$840,543	0.0%
	1185 Bank L.L.C.	Class 2 LP	$539,450	0.0%
	1185 Bank L.L.C.	Class 1 LP	$13,928,283	0.3%

500 Mamaroneck Ave	Malkin 500 Mamaroneck Avenue L.P.	Class A LPs	$10,858,230	0.2%
	Malkin 500 Mamaroneck Avenue L.P.	Class B LPs	$0	0.0%
	Malkin 500 Mamaroneck Avenue L.P.	General Partner	$109,679	0.0%
	Viviane Paris, LLC	Viviane Paris, LLC	$3,655,970	0.1%
	Viviane Paris, LLC	Class B LP	$0	0.0%

383 Main Ave	Fairfield Merritview SPE L.L.C.	General Partner	$51,407	0.0%
	Fairfield Merritview SPE L.L.C.	Class A LP	$2,804,539	0.1%
	Fairfield Merritview SPE L.L.C.	Class B LP	$2,284,752	0.0%
	Fairfield Merritview SPE L.L.C.	Override	$571,189	0.0%

100, 200 & 300 First Stamford Place	First Stamford Place SPE L.L.C.	Class A & A2 Members	$3,655,634	0.1%
	First Stamford Place SPE L.L.C.	Manager	$73,851	0.0%
	First Stamford Place SPE L.L.C.	Class B	$3,655,634	0.1%
	Fairfax First Stamford SPE L.L.C.	Fairfax First Stamford SPE L.L.C.	$5,703,986	0.1%
	Fairfax First Stamford SPE L.L.C.	Malkin Holdings LLC - Override	$633,776	0.0%
	Merrifield First Stamford SPE L.L.C.	55% Members	$3,137,192	0.1%
	Merrifield First Stamford SPE L.L.C.	45% Members	$1,283,397	0.0%
	Merrifield First Stamford SPE L.L.C.	Malkin Holdings LLC - Override (Assigned)	$633,776	0.0%
	Merrifield First Stamford SPE L.L.C.	PLMalkin Family 9 LLC - Override	$641,698	0.0%
	Merrifield First Stamford SPE L.L.C.	Enid Morse - Override	$641,698	0.0%

10 Union Square	New York Union Square Retail L.P.	General Partner	$833,793	0.0%
	New York Union Square Retail L.P.	Class A LPs	$41,272,757	0.9%
	New York Union Square Retail L.P.	Class B LP	$41,272,757	0.9%

Metro Center	One Station Place, Limited Partnership	General Partner	$579,030	0.0%
	One Station Place, Limited Partnership	Class A LP	$5,211,267	0.1%
	One Station Place, Limited Partnership	Class B LPs	$52,112,666	1.1%

103-107 Main Street	Westport Main Street Retail L.L.C.	Manager	$69,256	0.0%
	Westport Main Street Retail L.L.C.	Class A Members	$6,856,297	0.1%
	Westport Main Street Retail L.L.C.	Class B Member	$0	0.0%

69-97 Main Street	Malkin Co-Investor Capital L.P.	General Partner	$114,039	0.0%
	Malkin Co-Investor Capital L.P.	Class A LPs	$11,289,834	0.2%
	Malkin Co-Investor Capital L.P.	Class B LPs	$0	0.0%
	Peter L. Malkin	Peter L. Malkin	$5,206,946	0.1%
	New Soundview Plaza Associates, Limited Partnership	LP	$4,946,597	0.1%

77 West 55th Street	Malkin East West Retail Portfolio L.P.	General Partner	$560,119	0.0%
	Malkin East West Retail Portfolio L.P.	Class A LPs	$27,725,882	0.6%
	Malkin East West Retail Portfolio L.P.	Class B LP	$27,725,882	0.6%

170 East 8th Street	1185 Gotham L.L.C.	General Partner	$371,386	0.0%
	1185 Gotham L.L.C.	Support Co.	$1,147,765	0.0%
	1185 Gotham L.L.C.	Class 1 LP	$19,019,130	0.4%
	1185 Gotham L.L.C.	Class 2 LP	$736,621	0.0%

B.B.S.F., L.L.C.	ARSA Associates	PLM Family 2000 LLC	$6,915,786	0.1%
	ARSA Associates	Anthony E. Malkin	$0	0.0%
	PLM Family 2000 LLC	PLM Family 2000 LLC	$7,684,214	0.2%

Malkin Holdings, LLC (Ex Overrides)			$5,777,000	0.1%
Malkin Properties			$5,500,000	0.1%
Malkin Construction Corp.			$5,025,000	0.1%
Total Exchange Value			$4,794,767,738

DUFF & PHELPS - CONFIDENTIAL